                                                                   EXHIBIT 10.21




                                    LEASE

                                   BETWEEN

                        CROSS POINT LIMITED PARTNERSHIP
                                  as Landlord

                                      AND

                            FAX INTERNATIONAL, INC.
                                   as Tenant


                          Dated as of August 2, 1996

                                 August 2, 1996

                                     INDEX
                                     -----


Tab No.                              Description
-------                              -----------

1 Lease dated as of August 2, 1996 between Cross Point Limited Partnership as Landlord and Fax International, Inc. as Tenant

           Exhibit A -  Floor Plan of Premises
           ---------
           Exhibit B -  Legal Description of Fee Land
           ---------
           Exhibit B-1 -  Legal Description of Easement Land
           -----------
           Exhibit C -  Utilities and Other Services
           -----------
           Exhibit D -  Rules and Regulations
           -----------
           Exhibit E ---  Form of Tenant Improvement Work Agreement
                   (SEE TAB NO. 2)


2 Tenant Improvement Work Agreement dated as of August 2, 1996 between Cross Point Limited Partnership and Fax
           International, Inc.

           Attachment 1 -  Form of Term Note (SEE TAB NO. 3)
           ------------
           Attachment 2 -  Form of Subordination Agreement (SEE TAB NO.
           ------------    4)


3 Term Note of Fax International, Inc. dated August 2, 1996 in original principal amount of $1,500,000

4 Subordination Agreement dated as of August 2, 1996 among Cross Point Limited Partnership, Fax International, Inc. and Singapore Telecommunications Limited

5 Agreement dated as of August 2, 1996 between Cross Point Limited Partnership and Fax International, Inc.

6          Warrant to Purchase Common Stock of Fax International, Inc.
           dated August 2, 1996 issued to Cross Point Limited Partnership

7 Subscription of Cross Point Limited Partnership to purchase 30,000 shares of Fax International, Inc. Common Stock dated August 2,1996

                 LEASE BETWEEN CROSS POINT LIMITED PARTNERSHIP
                                      AND
                            FAX INTERNATIONAL, INC.



Tab                               Description
---                               -----------

8 Certificate No. 161 for 30,000 shares of Fax International, Inc. Common Stock dated August 2, 1996 issued to Cross Point
       Limited Partnership

9 Check of Cross Point Limited Partnership for $300 payable to Fax International, Inc. in payment for Common Stock

10     Letter Agreement dated August 2, 1996 between Cross Point
       Limited Partnership and Fax International, Inc.

                                     LEASE

THIS LEASE (this "Lease") is made as of the 2nd day of August, 1996 by and between CROSS POINT LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address at 900 Chelmsford Street, Lowell, Massachusetts 01851 ("Landlord") and FAX INTERNATIONAL, INC., a Delaware corporation having an address at 67 South Bedford Street, Suite 100E, Burlington, Massachusetts 01803-5152 ("Tenant"), for space in the Building (as defined below). The following schedule (the "Schedule") sets forth certain basic terms of this lease:

                                    SCHEDULE
                                    --------

     1.   Fee Land:  The parcel of land known and numbered as 900 Chelmsford
          --------
Street, Lowell, Massachusetts, located partly in Lowell and partly in Chelmsford, County of Middlesex, Commonwealth of Massachusetts, and more particularly described in Exhibit "B" attached hereto and incorporated herein.

     2.   Easement Land:  The parcel of land located in Lowell, County of
          -------------
Middlesex, Commonwealth of Massachusetts, and more particularly described in Exhibit "B-1" attached hereto and incorporated herein.

     3.   Land:  Collectively, the Fee Land and the Easement Land.
          ----

     4.   Building:  The building containing approximately 1,216,738 rentable
          --------
square feet of floor area located at the Fee Land and all other improvements now located at the Fee Land.

     5.   Property:  Collectively, the Building, the Land and any other building
          --------
or improvements hereafter located at the Fee Land.

     6.   Premises:  Collectively, the entire tenth floor of Tower 3 of the
          --------
Building consisting of approximately 36,316 rentable square feet of floor area, the entire eleventh floor of Tower 3 of the Building consisting of approximately 36,316 rentable square feet of floor area, and the entire twelfth floor of Tower 3 of the Building consisting of approximately 36,316 rentable square feet of floor area, all as shown on the floor plans attached hereto as Exhibit "A" and incorporated herein by this reference.

     7.   Commencement Date:  The earlier of (i) the date on which Tenant
          -----------------
commences use of the Premises or any portion thereof, (ii) the Substantial Completion Date (as defined in the Tenant Improvement Work Agreement attached hereto as Exhibit "E" and incorporated herein by this reference), or (iii) December 1, 1996.

     8.   Expiration Date:  The day prior to the seventh anniversary of the
          ---------------
Commencement Date.

     9.   Annual Base Rent:  For the period from the Commencement Date through
          ----------------
and including the day prior to the date which is six (6) months after the Commencement Date, $648,240.60 per year; and for the period from the date which is six (6) months after the Commencement Date through and including the Expiration Date, $1,220,865.60 per year.

     10.  Monthly Base Rent:  For the period from the Commencement Date through
          -----------------
and including the day prior to the date which is six (6) months after the Commencement Date, $54,020.05 per month; and for the period from the date which is six (6) months after the Commencement Date through and Including the Expiration Date, $101,738.80 per month.

     11.  Tenant's Proportionate Share:  8.95% (108,948 rentable square feet of
          ----------------------------
floor area in the Premises divided by 1,216,738 rentable square feet of floor area in the Building).

     12.  Base Expense Year:  Calendar Year 1996 (i.e., January 1, 1996 -
          -----------------                       ---
December 31, 1996).

     13.  Base Tax Year:  Fiscal Year 1997 (i.e., July 1, 1996-June 30, 1997).
          -------------                     ---

     14.  Broker:  Fallon, Hines and O'Conner.
          ------

     15.  Address of Landlord:  Cross Point Limited Partnership
          -------------------
                                900 Chelmsford Street
                                Lowell, Massachusetts 01851
                                Attention: Luis A. Alvarado and
                                Christopher J. Kelly

     16.  Address of Tenant:    FAX International, Inc.
          -----------------
                                67 South Bedford Street, Suite 1OOE
                                Burlington, Massachusetts 01803-5152
                                Attention:  Corporate Counsel

         1. DEMISE AND TERM. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Premises") described in Item 6 of the Schedule, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date (the "Commencement Date") described in
Item 7 of the Schedule and expiring on the date (the "Expiration Date") described in Item 8 of the Schedule, unless terminated earlier as otherwise provided in this Lease. Upon the determination of the Commencement Date, Landlord and Tenant shall memorialize the Commencement Date and the Expiration Date in a written instrument. Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules and regulations from time to time made by Landlord, those common areas and common facilities of the Property necessary for access to and beneficial use of the Premises, including without Limitation, (i) the common lobbies, corridors, stairways, elevators and loading docks of the Building necessary for access to and beneficial use of the Premises, (ii) the common walkways and driveways necessary for access to the Premises, and (iii) the pipes, ducts, conduits, wires and related equipment necessary for Tenant's beneficial use of the Building systems as provided herein.

     2.   RENT.

     A.   Definitions.  For purposes of this Lease, the following terms shall
          -----------
have the following   meanings:

          (i) "Base Expense Year" shall mean the year set forth in Item 12 of the Schedule.

          (ii) "Base Tax Year" shall mean the year set forth in Item 13 of the Schedule.

          (iii) "Base Expenses" shall mean the amount of Expenses (as defined below) for the Base Expense Year, with an appropriate adjustment to such amount to reflect the Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) occupied by tenants for the entire Base Expense Year.

          (iv) "Base Taxes" shall mean the amount of Taxes (as defined below) for the Base Tax Year.

          (v) "Controllable Expenses" shall mean all Expenses other than the cost of furnishing water, sewer, gas, fuel, electricity and other utility services to the Property.

          (vi) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Property, including by way of example rather than limitation: security expenses; legal fees; salaries, wages, fringe benefits, worker's compensation insurance premiums and payroll taxes and union dues of workers and other on-site employees of Landlord; all insurance premiums, fees and impositions; costs for repairs, maintenance, service contracts, management fees, governmental permits and overhead expenses; costs of furnishing water, sewer, gas, fuel, electricity and other utility services; janitorial service, care of interior and exterior landscaping, snow removal and trash removal; and the costs of any other items attributable to operating or maintaining any or all of the Property. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Expenses or made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord in accordance with generally accepted accounting principles consistently applied); (c) interest and principal payments on mortgages or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (as defined below); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; and (g) legal expenses of negotiating leases or of enforcing leases or other obligations of Building tenants. Notwithstanding anything in this Lease to the contrary, in no event shall the calculation of Expenses for calendar year 1997 include any amount of Controllable Expenses for calendar year 1997 in excess of one hundred five percent (105%) of Controllable Expenses for calendar year 1996.

          (vii) "Rent" shall mean Base Rent (as defined below), Adjustment Rent and any other sums or charges due by Tenant hereunder.

          (viii) "Taxes" shall mean all taxes, assessments, betterments and fees levied upon the Building, the Fee Land, the Easement Land (but only to the extent that such taxes, assessments and fees are paid or payable by Landlord to the taxing authority or are reimbursed or reimbursable by Landlord to a third party which has an interest in the Easement Land and which is obligated as between Landlord and such third party to pay taxes, assessments and fees levied upon the Easement Land) or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, the Fee Land or the Easement Land, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in Lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem
                                                                     ----------
taxes, such tax shall constitute and be included in Taxes. In addition, Taxes shall not include any and all taxes, assessments, betterments and fees levied upon any buildings or improvements located on the Easement Land. For the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall at Landlord's election either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year.

          (ix) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 11 of the Schedule, which has been determined by dividing the rentable square feet of floor area in the Premises by the rentable square feet of floor area in the Building.

     B.   Components of Rent.  Tenant agrees to pay the following amounts to
          ------------------
Landlord at the office of the Building or at such other place as Landlord designates:

          (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 10 of the Schedule in advance on or before the first day of each month of the Term commencing with the Commencement Date. Landlord acknowledges that Annual Base Rent includes Tenant's Proportionate Share of Base Expenses and Tenant's Proportionate Share of Base Taxes.

          (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) the increase in Expenses for any calendar year during the Term over the Base Expenses and (b) the increase in Taxes for any calendar year during the Term over the Base Taxes. Notwithstanding anything in this Lease to the contrary, in no event shall Adjustment Rent for calendar year 1997 include any increase in the cost of providing electrical energy to the Property during calendar year 1997 over the cost of providing electrical energy to the Property during calendar year 1996 except to the extent that such increase is due to any increase in the rates charged by the electric utility company to Landlord for electrical energy furnished to the Property. Prior to each calendar year during the Term, Landlord shall estimate the amount of Adjustment Rent due for such calendar year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such calendar year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year during the Term, Landlord shall deliver to Tenant a report (a "Report") setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such Report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such calendar year. If Tenant's estimated payments of Adjustment Rent for any calendar year exceed the amount of Adjustment Rent due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant. Notwithstanding the foregoing, if Tenant's estimated payments of Adjustment Rent for any calendar year exceed the amount of Adjustment Rent due Landlord for such calendar year by greater than ten percent (10%), then Landlord shall pay Tenant interest on such excess at the annual rate of the prime rate of The First National Bank of Boston. Any Report sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Report is sent, Tenant shall send a notice to Landlord objecting to all or any portion of such Report. If such objection is not resolved as between the parties within thirty, (30) days thereafter, then Tenant shall have the right to audit the books and records relating to the operation of the Property for the calendar year to which such objected Report relates, provided Tenant makes a request to conduct such audit within one hundred twenty (120) days after such Report is sent to Tenant and provided such audit is performed within thirty
(30) days following such request. Such audit shall be performed at such time or times during normal business hours as Landlord shall reasonably designate and shall be performed by an independent certified public accounting firm selected by mutual agreement of Tenant and Landlord. The determination of such accounting firm shall be conclusively binding upon Landlord and Tenant. Within thirty (30) days following the determination of such accounting firm, Tenant shall pay to Landlord the amount of Adjustment Rent underpaid, if any, or Landlord shall refund to Tenant the amount of Adjustment Rent overpaid, if any, in either case without interest on such underpayment or overpayment.

     C.   Payment of Rent.  The following provisions shall govern the payment of
          ---------------
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the monthly installments of Rent for the calendar month in which this Lease so begins or ends shall be prorated; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any calendar year during the Term the Building is not at least ninety-five percent (95%) occupied by tenants, Landlord shall make an appropriate adjustment of Expenses for such calendar year to determine the Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) occupied by the tenants for the entire calendar year and the amount so determined shall be deemed to have been the Expenses for such calendar year; (iv) any sum due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest from the date due until the date paid at the annual rate of the prime rate of The First National Bank of Boston, plus four percent (4%), but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, at Landlord's option, Tenant shall pay Landlord a late charge for any Rent payment which is not paid within eight (8) business days after its due date equal to five percent (5%) of such payment if, on at least one (1) occasion within twelve (12) months prior to such due date, Tenant shall have failed to pay any Rent payment within eight (8) business days after such payment's due date; (v) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (vi) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (vii) Landlord may at any time change the fiscal year of the Building; (viii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (ix) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate; and (x) if, after Tenant shall have made any payment of Adjustment Rent to Landlord pursuant to Section 2.B of this Lease, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax period during the Term of this Lease as a result of abatement of such Taxes, by legal proceedings, settlement, or otherwise, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund (less the proportional pro rata reasonable expenses, including reasonable attorneys' fees and appraisers' fees, incurred by Landlord in connection with obtaining such refund) as it relates to Taxes paid by Tenant to Landlord with respect to any such period for which a refund is obtained, or, if no further Rent is due hereunder from Tenant to Landlord, pay such amount to Tenant within thirty (30) days after receipt of such refund.

     3. USE. Tenant agrees that it shall occupy and use the Premises only as general business offices and for setting up, adjusting, repairing and operating computer, telecommunications and related equipment and software and for no other purposes. Tenant shall comply with all federal, state and local laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit. any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

     4. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, except as otherwise provided in Exhibit "E" attached hereto and incorporated herein by this reference. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as otherwise provided in Exhibit "E" attached hereto and incorporated herein by this reference.

     5.   UTILITIES AND OTHER SERVICES

     A.   Utilities and Services Furnished by Landlord.  Landlord agrees to
          --------------------------------------------
furnish or cause to be furnished to the Premises, the utilities and services described in Exhibit "C" attached hereto and incorporated herein by this reference (hereinafter referred to collectively as "Landlord's Services"), subject to the conditions and in accordance with the standards set forth in this
Section 5 and in Exhibit "C". All costs and expenses incurred by Landlord in connection with furnishing Landlord's Services shall be included as part of Expenses pursuant to Section 2 hereof except for the cost of furnishing electrical energy (for lights, plugs, heat pumps and air handlers) to the Premises. With respect to such electrical energy furnished to the Premises, Tenant shall pay all of Landlord's charges for such electrical energy furnished to the Premises during the Term, which charges shall be based on meter readings from separate meters for each separate floor within the Premises.

     B.   Special and Additional Usage.  Landlord may impose a reasonable charge
          ----------------------------
for any utilities and services, including without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above or in Exhibit "C";
(ii) any use beyond what Landlord agrees herein or in Exhibit "C" to furnish; or
(iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computers, electronic data processing equipment and other similar equipment or uses. Landlord shall have no obligation to provide such additional utilities or services (except for Non-Normal Business Hours heating or air conditioning which shall be furnished as provided below). Notwithstanding anything herein to the contrary but subject to the provisions of the last sentence of this Section 5.B, Landlord shall furnish heating or air conditioning to the Premises during times other than Normal Business Hours (as defined in Exhibit C) provided that notice requesting such service is delivered to Landlord's managing agent before noon on any business weekday when such service is required for that evening and by noon of the immediately preceding business weekday when such service is required for after 4:00 p.m. on a Saturday or a Sunday or for any time on a holiday. Landlord's cost of supplying such additional heating or air conditioning to the Premises shall be paid by Tenant within thirty (30) days of receipt of an invoice therefor. Landlord hereby acknowledges that the current charge for non-Normal Business Hours heating or air conditioning is $40.00 per hour. Such charge is subject to commercially reasonable increase from time to time by Landlord. Notwithstanding anything in this Section 5.B to the contrary, Landlord shall furnish heat and air conditioning in accordance with the requirements and conditions set forth in Exhibit "C" attached hereto to the entire eleventh floor of Tower 3 of the Building twenty-four hours per day, three hundred sixty-five days per year during the Term at no additional cost to Tenant.

     C.   Cooperation: Payment of Charges: Approval of Special Equipment Usage.
          --------------------------------------------------------------------
Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above utilities and services. Tenant agrees to pay any charge imposed by Landlord pursuant to Section 5.B above within thirty (30) days of receipt by Tenant of an invoice therefor. Any failure to pay any such charge for additional utilities or services shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach and shall entitle Landlord to immediately discontinue providing such additional utility or service. Tenant's use of electricity shall at no time exceed the capacity of the service to the Premises or the electrical risers or wiring installation.

     D.   Failure, Stoppage or Interruption of Service: No Release from
          -------------------------------------------------------------
Obligations.  Landlord shall not be liable for, and Tenant shall not be
-----------
entitled to any abatement or reduction of Rent by reason of, Landlord's failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, Governmental regulation, moratorium or other Governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's immediate control or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, stoppage or interruption of any such service shall not be construed as an actual or constructive eviction or as a partial eviction against Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein or operate to abate Rent.

     E.   Limitation and Unavailability of Service.  Anything hereinabove to the
          ----------------------------------------
contrary notwithstanding, Landlord and Tenant agree that Landlord's obligation to furnish heat, electricity, air conditioning and/or water to the Premises shall be subject to and limited by all laws, rules, and regulations of any governmental authority affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water. Landlord shall abide by all such governmental laws, rules and regulations and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease, and Landlord's compliance therewith shall not affect in any manner whatsoever Tenant's obligation to pay the full Rent set forth in this Lease.

     F.   Load Bearing Capacity.  Except as may otherwise be permitted by
          ---------------------
Landlord pursuant to Section 30 below, Tenant shall not place a load upon any floor of the Premises which exceeds 100 pounds per square foot "live load." Landlord reserves the right to prescribe in a reasonable manner the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof.

     G.   Unreasonable Noise or Vibration.  Business machines and mechanical
          -------------------------------
equipment belonging to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration.

     H.   Telephone.  Subject to applicable codes, Landlord has or will cause to
          ---------
be installed telephone risers (collectively the "risers") from the outside of the Building to the telephone room (the "telephone room") serving the Premises. Tenant shall have the right to use the risers by installing telephone lines (the "telephone lines") from the Premises to the telephone room if and to the extent such telephone lines are not now in place. Subject to the terms and conditions of this Lease, Tenant shall be permitted access to the telephone room at reasonable times after reasonable prior notice to Landlord for the purpose of ensuring proper installation, maintenance and operation of the telephone lines and related equipment. Landlord makes no representations or warranties with respect to the capacity, suitability or design of the risers, the telephone room or the telephone lines. If there is more than one tenant on a floor, Landlord shall allocate hookups to the telephone room based on the proportion of rentable square feet that each tenant occupies on the floor. The installation and hook-up of telephone lines by Tenant shall be subject to all of the terms and conditions of this Lease, including, without limitation, Section 9 of this Lease. Except to the extent that any damage to property is due to the negligence or willful misconduct of Landlord, its property manager or their respective agents and employees, Landlord shall not be liable for, and Tenant waives all claims with respect to, any damages or losses sustained by Tenant or by any occupant of the Premises, including, without limitation, any compensatory, property or consequential damages, resulting from the operation or maintenance of the risers, telephone rooms and telephone lines, including, without limitation, (i) any damage to Tenant's telephone lines, telephones or other equipment connected to the telephone lines, or (ii) interruption or failure of, or interference with, telephone or other service coming through the telephone lines to the Premises. Subject to the terms and conditions of this Lease, including, without limitation, Section 9 of this Lease, Tenant may, at its sole cost and expense, install additional telephone risers, access paths, telephone lines and related equipment to serve the Premises.

     6. RULES AND REGULATIONS. Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit "D" attached hereto and incorporated herein and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith. Notwithstanding the foregoing, Landlord shall not enforce such rules and regulations against Tenant in a discriminatory manner. If there be any conflicts between any rules and regulations and any other provisions of this Lease, such other provisions of this Lease shall govern.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes (upon reasonable prior notice to Tenant except in the event of an emergency) to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporary suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to show or inspect the Premises at reasonable times and upon reasonable prior notice and, if vacated or abandoned, to prepare the Premises for reoccupancy; (f) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and (g) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building. Landlord agrees that, in exercising any rights reserved to Landlord in this Section 7 or elsewhere in this Lease, Landlord shall use reasonable efforts to minimize any interference with Tenant's access to or permitted use of the Premises.

     8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Landlord may perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

     Landlord, throughout the Term, shall keep and maintain or cause to be kept and maintained the structural components of the Building (including, without limitation, the roof and the roof membrane and the windows), all common areas of the Property, and all Building systems (excluding only those non-standard portions of Building systems which are (a) located within a tenant's premises and (b) service only such tenant's premises and (c) are required by the terms of such tenant's lease to be maintained by such Tenant) in good order and repair (consistent with that of other first class office buildings in the Route 3/Route 495 submarket) and shall make all necessary repairs thereto. Landlord shall also make all repairs, replacements, additions, alterations and improvements to the Building (including the Premises) and the common areas of the Property which are required by any law, statute, code. ordinance, by-law, order, judgment, decree, rule or regulation of any governmental authority except such of the foregoing as are required because of a specific nongeneral business office use made of the Premises by Tenant hereunder. Except as otherwise provided in this Lease, the cost of all such repairs, replacements, alterations, additions and improvements shall be borne by Landlord and shall be included as part of Expenses.

     9.   ALTERATIONS.

     A.   Requirements.  Tenant shall not make any replacement, alteration,
          ------------
improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names and,addresses for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to reimburse Landlord for any reasonable and necessary (meaning that Landlord at the time did not have on staff a person with the appropriate training and experience to review such items and as such had to have a third party so review such items) third party charges incurred by Landlord in connection with the review of any such items. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Tenant's contractors in harmony with Landlord's employees, contractors and other tenants. The selection of the contractor(s) to perform any alteration shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease so long as Landlord has specified such alteration (or any portion thereof) for such removal at the time of Landlord's approval of the plans and specifications depicting such alteration.

     Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act (the "ADA") and that the ADA is applicable to both an owner and a lessee of a place of public accommodation or commercial facility. Tenant further acknowledges that under the ADA any structural alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice at 28 C.F.R. 36.101 et. seq. Notwithstanding anything in this Lease to the contrary, in the event Tenant makes any structural alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice. Tenant agrees to design and build such structural alterations so as to comply with the ADA and the accessibility standards. Landlord shall be responsible for any and an alterations to the Building outside of the Premises required to comply with the ADA and the accessibility standards. Nothing contained herein shall be construed to modify the requirement that any alteration to the Premises must have the prior written approval of Landlord, and such approval, if given, shall not be construed to be a waiver by Landlord of Tenant's obligations and agreements as set forth in this Section 9.

     B.   Liens.  Upon completion of any alteration, Tenant shall promptly
          -----
furnish Landlord with sworn owner's and contractors statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and attorneys' fees.

     10.  INSURANCE

     A.   Tenant's Insurance.  Tenant, at its expense, shall maintain at all
          ------------------
times during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $3,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence; and (c) insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require (provided that such insurance and/or such amounts are commercially reasonable for commercial properties similar to the Building). The form of all such policies and deductibles thereunder shall be subject to Landlord's prior reasonable approval. All such policies shall be issued by insurers reasonably acceptable to Landlord and licensed to do business in the State in which the Premises are located and shall contain a waiver of any rights of subrogation thereunder. In addition, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, shall require at least thirty (30) days' prior written notice to Landlord and such other parties designated by Landlord of termination or modification and shall be primary and not contributory. Tenant shall at least fifteen (15) days prior to the Commencement Date, and within fifteen (15) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

     B.   Landlord's Insurance.  Landlord shall take out and maintain in force
          --------------------
throughout the Term, in a company or companies authorized to do business in Massachusetts, (i) casualty insurance on the Building in an amount equal to the full replacement value of the Building (exclusive of foundations), covering all risks of direct physical loss or damage and so-called "extended coverage" risks and (ii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable (but in no event less than $3,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence). This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord so long as the blanket policy does not reduce the limits nor diminish the coverage required herein.

     II.  WAIVER AND INDEMNITY

     A.   Waiver.  Except to the extent that any damage or injury to person or
          ------
property is due to the negligence or willful misconduct of Landlord, its property manager or their respective agents and employees, Tenant releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to
Section 11 above, regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

     B.   Indemnity.  Except to the extent caused by the negligence or willful
          ---------
misconduct of Landlord, its property manager and/or their respective agents and employees, Tenant agrees to indemnify, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

     12.  FIRE AND CASUALTY

     A.   Obligation to Repair or Rebuild the Premises or the Building shall be
          -------------------------------
damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of any damage or destruction to the Premises which Tenant has knowledge or is aware of, and Landlord, subject to its mortgagee's consent and to the conditions set forth in this Section 12, shall repair, rebuild or replace such damage and restore the Premises and/or the Building, subject to Section 12.D and
Section 12.F below, to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the casualty insurance on the Building required to be maintained by Landlord pursuant to
Section 10.B above, whether or not such insurance is actually maintained by Landlord.

     B.   Commencement and Completion of Work.  The work shall be commenced
          -----------------------------------
promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

     C.   Application of Proceeds.  The amount of any insurance proceeds
          -----------------------
(excluding proceeds received pursuant to any rental interruption coverage obtained by Landlord) recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") plus the amount of the applicable insurance deductible shall be applied towards the reasonable cost of restoration. If the net insurance proceeds are more than adequate to complete such restoration, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord.

     D.   Tenant's Personal Property and Alterations.  Landlord's obligation or
          ------------------------------------------
election to restore the Premises under this Section 12 shall not include the repair, restoration or replacement of the furniture or any other personal property owned by or in the possession of Tenant. In addition, Landlord shall not be under any obligation to repair, restore or replace any alterations made by or on behalf of Tenant, but shall be obligated to repair, restore or replace, as appropriate, Landlord's Work (as defined in Exhibit "E" attached hereto and incorporated herein).

     E.   Abatement of Rent.  Tenant will receive an abatement of Rent to the
          -----------------
extent and during the time the Premises are rendered unusable by Tenant for the purposes described in Section 3 of this Lease due to fire or other casualty, such Rent to abate in such proportion as the part of the Premises thus destroyed or rendered so unusable bears to the total Premises from the date of such damage or destruction and until the earlier of (i) Landlord obtains a certificate of occupancy with respect to completion of such repairs or (ii) Tenant recommences use of such part of the Premises and, in cases in which the Premises are being restored by Landlord, to be conditioned upon Tenant not occupying such part of the Premises for the conduct of business. If the Premises are so slightly damaged by such fire or other casualty as not to be rendered in any part so unusable, Landlord shall make the repairs it deems necessary with reasonable promptness and the payment of Rent shall not be affected thereby. Tenant shall, at its own cost and expense, remove such of its furniture and furnishings and other belongings from the Premises as Landlord shall require in order to repair and restore the Premises.

     F.   Landlord's Option Not to Restore.  Notwithstanding the foregoing
          --------------------------------
provisions, if there is substantial destruction of the Building as the result of a fire or other casualty, and if, in the judgment of Landlord's architect, any damage resulting therefrom cannot be repaired and the Premises cannot be made usable by Tenant for the purposes described in Section 3 of this Lease within one hundred twenty (120) days of such fire or other casualty, then Landlord shall have the option not to restore, and may elect to terminate this Lease by sending, a written notice of such termination to Tenant, the notice to specify, a termination date no less than sixty (60) days after its transmission provided, however, Landlord may only so terminate this Lease if Landlord also terminates the Leases of Tenants occupying in the aggregate fifty percent (50%) or more (inclusive of the Premises) of the then occupied space in the Building immediately prior to such fire or other casualty. Landlord shall notify Tenant in writing within forty-five (45) days after the date of such fire or other casualty of such architect's estimate of the period of time required to repair and restore the Premises to a tenantable condition. If such period of time exceeds one hundred eighty (180) days, Tenant shall also have the right to terminate this Lease by written notification to Landlord of such termination within fifteen (15) days of delivery of Landlord's notice to Tenant.

     G.   Tenant's Right to Terminate.  Notwithstanding anything herein to the
          ---------------------------
contrary, if Landlord fails to make the Premises usable by Tenant for the purposes described in Section 3 of this Lease within one hundred eighty (180) days from the date of the fire or other casualty, then Tenant may terminate this Lease by notice to Landlord at any time after the end of such one hundred eighty
(180) day period but prior to the date that the Premises are again made so usable.

     13.  CONDEMNATION.  If the Premises or the Building is rendered unusable by
          ------------
Tenant for the purposes described in Section 3 of this Lease by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shah be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building so unusable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning, authority. Landlord reserves all rights to compensation for any condemnation (except for any awards payable directly to Tenant for relocation expenses and except for any award for alterations to the Premises paid for by Tenant except to the extent any such award diminishes the award payable to Landlord on account of any such condemnation). Tenant hereby assigns to Landlord any right Tenant may have to such compensation (except as provided in the immediately preceding sentence), and Tenant shall make no claim against Landlord or the condemning authority for compensation (except as provided in the immediately preceding sentence) for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

     14.  ASSIGNMENT AND SUBLETTING

     A.   Landlord's Consent.  Tenant shall not, without the prior written
          ------------------
consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees and business invitees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the merger, consolidation or reorganization of a corporate Tenant, and the transfer of all or any general partnership interest in any partnership Tenant and the sale of all or substantially all of the assets of Tenant shall be considered a Transfer. Notwithstanding anything in this Section 14.A to the contrary, Landlord consent shall not be required in connection with a Transfer to an Affiliate (as defined below) provided that (a) the financial condition of the Affiliate, in the reasonable judgment of Landlord, is such that it will be able to perform its obligations under this Lease, (b) proof satisfactory to Landlord of such financial condition shall have been delivered to Landlord at least ten (10) days prior to the effective date of such Transfer, and (c) the Affiliate agrees directly with Landlord, by written instrument satisfactory to Landlord, to be bound by all of the obligations of Tenant hereunder. The term "Affiliate" shall mean any entity which succeeds to Tenant's business by merger, consolidation or other form of corporate reorganization or any entity which controls, is controlled by or is under common control with Tenant or any entity which purchases all or substantially all of the assets of Tenant.

     B.   Standards for Consent.  If Tenant desires the consent of Landlord to a
          ---------------------
Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14.C, Landlord shall not unreasonably withhold or delay its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building (except if there is no other space reasonably comparable to the Premises from the perspective of the transferee available for lease by Landlord in the Building at the time that Landlord receives the above-referenced notice from Tenant, in which event the transferee may be a tenant of the Building); (v) the rent to be charged the transferee is less than the then fair market rental value of comparable space in the Building (which fair market rental value shall be deemed to be the rent set forth in the most current lease by Landlord of comparable space in the Building); or (vi) any other bases which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, such wrongful withholding shall not release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein or operate to abate Rent and Tenant shall have no right to terminate this Lease because of an such wrongful withholding. Subject to the foregoing, Tenant may pursue any and all remedies available to it at law or in equity in connection with any such wrongful withholding. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred (after first deducting therefrom all reasonable costs incurred by Tenant in connection therewith, including, without limitation, reasonable legal, brokerage, space planning and construction costs in connection therewith). Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with any Transfer.

     C.   Recapture.  If at any time during the Term Tenant desires to effect a
          ---------
Transfer with respect to all or any portion of the Premises (other than to an Affiliate), before Tenant does so effect such Transfer, Tenant shall notify Landlord of Tenant's desire to effect such Transfer (the "Proposed Transfer Notice"). The Proposed Transfer Notice shall contain a description of the portion of the Premises that Tenant desires to Transfer (such portion being hereinafter referred to as the "Transfer Premises") and date that the proposed Transfer will take effect. Landlord shall have the right to terminate this Lease as to the Transfer Premises by giving notice of such termination to Tenant at any time within thirty (30) days, after the date on which Landlord has received the Proposed Transfer Notice.

     If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender, the Transfer Premises (with appropriate demising partitions erected at the expense of Tenant and with appropriate submetering of utilities to be done at the expense of Tenant), on the date specified in Landlord's notice of termination, which date shall in no event be sooner than the earlier of (i) ninety (90) days after Tenant's receipt of Landlord's notice of termination or (ii) the date that the proposed Transfer was to take effect as set forth in the Proposed Transfer Notice. If Landlord does not exercise such right to terminate with respect to such Transfer Premises, then Landlord shall have no right to terminate the Lease with respect to the Transfer Premises as provided herein for six (6) months after the earlier of (i) receipt by Tenant from Landlord of a notice whereby Landlord waives its right to terminate the Lease with respect to the Transfer Premises as provided herein or (ii) the expiration of the thirty (30) day period referred to in the preceding paragraph if during such thirty (30) day period Landlord fails to respond to the Proposed Transfer Notice. During such six (6) month period Tenant may

Transfer the entire Transfer Premises (but no other portion of the Premises) only free of Landlord's right to terminate as provided above but subject to Landlord's consent as provided in Sections 14.A and 14.B. If Tenant fails to effect a Transfer of the Transfer Premises (to effect such a Transfer shall mean that Tenant and a proposed transferee shall have both executed a binding assignment, sublease or similar type of agreement for the lease of the Transfer Premises) by the end of such six (6) month period, then Landlord's right to terminate as provided herein shall once again apply to the Transfer Premises and Tenant shall be obligated to comply with the provisions of this Section 14.C if Tenant still desires or subsequently desires to effect a Transfer of the Transfer Premises. If Landlord exercises its right to terminate as provided herein (either following receipt of an initial Proposed Transfer Notice or a subsequent Proposed Transfer Notice delivered after the end of the applicable six (6) month period), Landlord shall have the right to enter into a lease with any party with which Tenant may have had any dealings with regard to a possible Transfer to such party without incurring any liability to Tenant on account thereof.

     D.   No Release.  In no event shall any Transfer release or relieve Tenant
          ----------
from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises). It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with or after proceeding against any assignee, sublessee or other transferee of Tenant.

     15. SURRENDER. Upon the expiration or earlier termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and damage by taking or by fire or other casualty not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the expiration or earlier termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

     16.  DEFAULTS AND REMEDIES

     A.   Default.  The occurrence of any of the following shall constitute a
          -------
default (a "Default") by Tenant under this Lease:

          (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) business days after notice from Landlord;

          (ii) Tenant falls to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord;

          (iii) the leasehold interest of Tenant is levied upon or attached under process of law;

          (iv) Tenant or any guarantor of this Lease dies or dissolves;

          (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing;

          (vi) the occurrence of an Event of Default under the Note (as defined in the Tenant Improvement Work Agreement attached hereto as Exhibit "E" and incorporated herein by this reference); or

          (vii) the occurrence of a default or breach of any of Tenant's obligations, covenants and agreements under the Subordination Agreement (as defined in the Tenant Improvement Work Agreement attached as Exhibit "E" and incorporated herein by this reference).

     B.   Right of Re-Entry.  Upon the occurrence of a Default, Landlord may
          -----------------
elect to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises, in either case by notice thereof to Tenant. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right, after any such termination, without notice to Tenant (but in accordance with applicable laws), to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

     C.   Reletting.  If Landlord terminates Tenant's right to possession of the
          ---------
Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises including, but not Limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent and if Landlord has not terminated this Lease pursuant to Section 16.D below, then Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

     D.   Termination of Lease.  If Landlord terminates this Lease because of a
          --------------------
Default, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate reasonable expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the annual rate of the prime rate of The First National Bank of Boston.

     E.   Other Remedies.  Landlord may but shall not be obligated to perform
          --------------
any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

     F.   Bankruptcy.  If Tenant becomes bankrupt, the bankruptcy trustee shall
          ----------
not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

     G.   Waiver of Trial by Jury.  Landlord and Tenant waive trial by jury in
          -----------------------
the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

     17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or earlier termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during the first two (2) months of any such holding over at one hundred fifty percent (150%) of the Rent in effect immediately preceding such holding over and during any subsequent period of such holding over at two hundred percent (200%) of the Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     18. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid: (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such certificate in Tenant's name.

     19. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease, provided and on condition that Landlord obtains and delivers to Tenant a so-called non-disturbance agreement from the lessor or holder under any such lease, mortgage or deed of trust, by which such lessor or holder agrees in substance not to disturb Tenant's possession under this Lease so long as Tenant is not in Default hereunder. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party. Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease. as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. If Tenant fails to execute any instrument required to be executed by Tenant under this Section 19 within ten (10) business days after request, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute such instrument.

     20. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord and all persons claiming by or through Landlord, subject, however, to the provisions of this Lease.

     21. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker set forth in Item 14 of the Schedule (the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord represents to Tenant that Landlord has dealt only with the Broker in connection with this Lease and that, insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Landlord in connection with this Lease.

     22. NOTICES. All notices and demands to be given by one (1) party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address of each party set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

     23.  MISCELLANEOUS

     A.   Successors and Assigns.  Subject to Section 14 of this Lease, each
          ----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns and all references herein to Landlord and Tenant shall be deemed to include all such parties.

     B.   Entire Agreement.  This Lease, and the riders and exhibits, if any,
          ----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

     C.   Time of Essence. Time is of the essence of this Lease and each and all
          ---------------
of its provisions.

     D.   Execution and Delivery. Submission of this instrument for examination
          ----------------------
or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.

     E.   Severability.  The invalidity or unenforceability of any provision of
          ------------
this Lease shall not affect or impair any other provisions of this Lease.

     F.   Governing Law.  This Lease shall be governed by and construed in
          -------------
accordance with the laws of The Commonwealth of Massachusetts.

     G.   Attorneys' Fees.  Tenant shall pay to Landlord all reasonable costs
          ---------------
and expenses. including reasonable attorneys fees and expenses, incurred by Landlord in enforcing this Lease against Tenant with respect to any violation thereof by Tenant. Landlord shall pay to Tenant all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by Tenant in enforcing this Lease against Landlord with respect to any violation thereof by Landlord. In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party, to be fixed by the court in the same action. The term "legal proceedings" shall include appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters. The "prevailing party" shall mean the party that prevails in obtaining a remedy or relief which more nearly reflects the remedy or relief which the party sought.

     H.   Joint and Several Liability.  If Tenant is comprised of more than one
          ---------------------------
(1) party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

     I.   Force Majeure.  Landlord shall not be in default hereunder and Tenant
          -------------
shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control. Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Tenant's reasonable control (but specifically excluding financial inability to perform).

     J.   Captions.  The headings and titles in this Lease are for convenience
          --------
only and shall have no effect upon the construction or interpretation of this Lease.

     K.   No Waiver.  No receipt of money by Landlord from Tenant after
          ---------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     L.  No Recording.  Tenant shall not record this Lease.  Landlord and Tenant
         ------------
share, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be permitted by applicable law.

     M.   Definition of Landlord: Landlord's Liability.  The word "Landlord" is
          --------------------------------------------
used herein to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal, employee or partner of Landlord nor any owner of the Property, whether disclosed or undisclosed. shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and neither Landlord nor any principal, employee or partner of Landlord shall have any personal liability to Tenant for any liability of or claim against Landlord under this Lease beyond the equity of the Landlord in the Building and the Fee Land.

     24. PARKING. Tenant shall be permitted to use at no cost to Tenant its allocable share of vehicular parking spaces in the parking lot located on the Land (the "Parking Lot") during the Term, subject to such reasonable terms, conditions and regulations as are from time to time applicable to patrons of the Parking Lot. Tenant's allocable share of such parking spaces shall be 3.5 parking spaces per 1,000 square feet of rentable floor area in the Premises. From and after the Commencement Date, Tenant's allocable share of such parking spaces is 508 parking spaces (based upon 145,264 rentable square feet of floor area, which includes the original Premises described in Item 6 of the Schedule and the Additional Premises, as defined in Section 29 below). If the Premises expands or contracts at any time during the Term, the number of parking spaces that Tenant shall be permitted to use shall be increased or decreased as appropriate to maintain the ratio of 3.5 parking spaces per 1,000 rentable square feet of floor area in the Premises. The parking spaces that Tenant shall be permitted to use in accordance with this Section 24 shall be provided to Tenant on an unassigned, non-reserved basis. Landlord may, pursuant to Section 6 of this Lease, establish reasonable rules and regulations regarding Tenant's use of parking spaces in the Parking Lot.

          Landlord presently contemplates converting the so-called "Building 11" located on the property into a parking area containing approximately 300 parking spaces. If Landlord does so convert such building into a parking garage, Tenant shall have the right to use up to (on an unassigned non-reserved basis) thirty-six (36) of the parking spaces in such parking garage. The number of parking spaces Tenant shall have the right to use in the Parking Lot pursuant to the immediately preceding paragraph shall be reduced by the number of parking spaces Tenant uses in the parking garage pursuant to this paragraph. Tenant shall pay Landlord's reasonable charge for use of the parking spaces in such parking garage and such use shall be subject to reasonable rules and regulations established by Landlord from time to time. Such charge shall be based upon Landlord's cost of maintaining and operating the parking garage and shall not include any mark-up for profit accruing to Landlord.

     25. COOPERATIVE INTERRUPTIBLE SERVICE AGREEMENT Landlord has entered into that certain Cooperative Interruptible Service Agreement dated March 21, 1994 with Massachusetts Electric Company. If Landlord shall be required to pay a penalty or extra fee under such Agreement because of Landlord's election not to allow interruption of electrical service to the Building after request thereof by Massachusetts Electric Company, Tenant shall reimburse Landlord for Tenant's Proportionate Share of the amount of such penalty or extra fee. Such reimbursement shall be made by Tenant to

Landlord within thirty (30) days of receipt by Tenant of a statement setting forth the total amount of the penalty or extra fee and Tenant's Proportionate Share thereof. Landlord agrees not to elect to allow interruption of electrical service to the Building after a request thereof by Massachusetts Electric Company pursuant to the Cooperative Interruptible Service Agreement without the prior consent of Tenant.

     26. OPTION TO EXTEND On the condition that Tenant is not in default of its covenants and obligations under this Lease (beyond applicable notice and cure periods) both at the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option ("Tenant's Extension Option") to extend the Term for an additional term of five (5) years (herein referred to as the "Additional Term"), said Additional Term to commence immediately after the expiration of the initial Term. If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the "Extension Notice") to Landlord no earlier than twelve (12) months and no later than nine
(9) months prior to the end of the initial Term. If Tenant fails timely to give such notice, then Tenant shall have no right to extend the Term (time being, of the essence with respect to exercise of Tenant's Extension Option). Upon the timely giving of such notice, the Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Base Rent during said Additional Term shall be at the rate of 100% of the then current fair market annual rent for five (5) year leases of comparable premises in comparable buildings in the general vicinity of Building (with respect to age, quality and location), as determined in accordance with the following paragraph (the "Additional Term Base Rent"). The Additional Term Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the Additional Term. Notwithstanding the fact that Tenant's exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said Additional Term and the Additional Term Base Rent thereof after Tenant exercises the herein option. Upon the commencement of the Additional Term, the word "Term" wherever it appears in this Lease shall include the Additional Term.

     Landlord shall notify Tenant of its food faith determination of the Additional Term Base Rent within thirty (30) days of receipt of the Extension Notice (the "Additional Term Rental Notice"). If Tenant does not accept Landlord's determination of Additional Term Base Rent and if Landlord and Tenant cannot agree on the Additional Term Base Rent within thirty (30) days after Tenant's receipt of the Additional Term Rental Notice, then Landlord and Tenant shall, not later than sixty (60) days after Landlord receives Tenant's Extension Notice, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising marketing commercial real estate in the Lowell, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Additional Term Base Rent. Landlord and Tenant shall simultaneously exchange such reports; provided, however, that if one (1) party has not obtained
                       --------  -------
such a report within ninety (90) days after Landlord receives Tenant's Extension Notice, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the Additional Term Base Rent. If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (for purposes of this Section 26, the "Final Professional") to resolve the dispute as to the Additional Term Base Rent. If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Additional Term Base Rent. The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest, to the determination of the Additional

Term Base Rent which the Final Professional would have made acting alone. The Final Professional shall have notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses

     27. DIRECTORY; SIGNS. Landlord will place Tenant's name and suite number on the Building standard directory. Except as provided in the following paragraph and except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Premises or the Property, except with Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

     Notwithstanding anything to the contrary, provided Tenant continues to actually occupy not less than 108,948 rentable square feet of floor area in Tower 3 of the Building, Tenant may beginning with the date which is six (6) months after the Commencement Date, at Tenant's sole cost and expense. install one (1) sign identifying Tenant on the exterior of Tower 3 of the Building on the west side thereof. The specific location, size and design of such sign shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant shall be responsible for obtaining any and all necessary governmental approvals and permits for the installation of such sign and may not commence such installation unless and until Tenant has provided to Landlord a copy of all such approvals and permits. Throughout the Term, Tenant shall be solely responsible for the maintenance and repair of such sign. Tenant shall pay all of Landlord's charges for electrical energy furnished for illumination of such sign. On or prior to expiration or earlier termination of the Term of this Lease, Tenant shall remove such sign from the Building and shall repair any damage to the Building caused by the installation, maintenance and/or removal of such sign. Landlord agrees that, during the period which Tenant shall have the right to install and maintain such sign on the exterior of Tower 3 of the Building pursuant to the provisions of this paragraph, no other tenant of the Building may place and Landlord shall not place on behalf of any other tenant of the Building any sign on the exterior of Tower 3 of the Building.

     28. RIGHT OF FIRST OFFER TO LEASE. Tenant shall have the right to add to the Premises, upon the terms and conditions set forth in this Section 28, the entire eighth floor of Tower 3 of the Building (the "Expansion Space").
Tenant's rights hereunder with respect to the Expansion Space shall be subject to the rights of the Building tenants on the date of execution of this Lease. Whenever during the Term Landlord determines to Lease all or any portion of the Expansion Space, Landlord shall first offer to lease to Tenant such portion of the Expansion Space in an "as is" condition; such offer shall be in writing and shall specify the rent to be paid for such portion of the Expansion Space and the date on which such portion of the Expansion Space shall be included in the Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease such portion of the Expansion Space at the rental rate set forth in the Offer Notice within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease such portion of the Expansion Space, then Landlord and Tenant shall execute an amendment to this Lease no later than fourteen (14) days after Tenant notifies Landlord of Tenant's election to lease such portion of the Expansion Space, effective as of the date such portion of the Expansion Space is to be included in the Premises, on the same terms as this Lease execute that (a) the rentable area of the Premises shall be increased by the rentable area in such portion of the Expansion Space (and Tenant's Proportionate Share shall be adjusted accordingly), (b) the Base Rent shall be increased by the amount for such portion of the Expansion Space in the Offer Notice, and (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction
                                  ----
allowance, and the like)
or other tenant inducements. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and, subject to the following three (3) sentences, Landlord may lease such portion of the Expansion Space to third parties on such terms as Landlord may elect. Notwithstanding anything herein to the contrary, Landlord may not enter into such third party lease at a net effective rent of less than ninety percent (90%) of the net effective rent set forth in the most recent Offer Notice to Tenant without first offering to lease to Tenant such portion of the Expansion Space at such net effective rent being offering to such third party. As used in this Section 28, the phrase "net effective rent" shall mean the Base Rent for such portion of the Expansion Space less the cost of tenant improvements and other tenant inducements which are included in such Base Rent. In addition, if Landlord fails to enter into any such third party lease within six (6) months after Tenant has elected not to lease such portion of the Expansion Space after receipt of an Offer Notice, then such portion of the Expansion Space shall again be subject to Tenant's rights under this Section 28. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to first offer to lease to Tenant all or any portion of the Expansion Space in accordance with this Section 28 111 at the time Landlord would have sent to Tenant an Offer Notice, Tenant Is then In default of any of its conditions or obligations under this Lease (beyond applicable notice and cure periods). If Tenant is so then in default, Landlord may proceed to lease all or any portion of the Expansion Space to any third party without Tenant having any prior right's to lease all or any portion of the Expansion Space.

     29. INCLUSION OF ADDITIONAL PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Section 29, the entire ninth floor of Tower 3 of the Building (the "Additional Premises"), for a term commencing on the Additional Premises Commencement Date (as defined below) and expiring on the Expiration Date, unless terminated earlier as otherwise provided in this Lease. On and after the Additional Premises Commencement Date, the word "Premises", wherever it appears in this Lease, shall include the Additional Premises. The Additional Premises Commencement Date shall mean the earlier of (i) the date on which Tenant commences use of the Additional Premises or any portion thereof or (ii) May 1, 1998. With the prior consent of Landlord, Tenant may enter the Additional Premises prior to the Additional Premises Commencement Date to undertake such work as is to be performed by Tenant pursuant to this Lease in order to prepare the Additional Premises for Tenant's occupancy. In addition, with the prior consent of Landlord, Tenant may use the Additional Premises prior to the Additional Premises Commencement Date for the storage of furniture, equipment, and similar items used or to be used by Tenant in connection with its operations at the Premises. Any such entry and/or use by Tenant shall be at the sole risk of Tenant. During the period of any such entry and/or use, all of the obligations of Tenant set forth in this Lease with regard to the Premises shall apply to the Additional Premises except for the obligation to pay Rent with respect thereto, which obligation shall not commence until the Additional Premises Commencement Date. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any utilities and/or services to the Additional Premises prior to the Additional Premises Commencement Date except for electrical energy in accordance with the requirements set forth in "Exhibit C" attached hereto and incorporated herein by this reference. During the period of any such entry and/or use prior to the Additional Premises Commencement Date, Tenant shall pay all of Landlord's charges for electrical energy furnished to the Additional Premises during such period.

     Tenant shall lease the Additional Premises upon all of the same terms and conditions set forth in Lease with respect to the Premises described in Item 6 of the Schedule, except that (a) the Annual Base Rent with respect to the Additional Premises (the "Additional Premises Annual Base Rent") shall be (i) $388,581.20 if the Additional Premises Commencement Date occurs on or prior to December 31, 1997 and (ii) one hundred percent (100%) of the then current fair market annual rent for five (5) year leases of comparable premises in comparable buildings (including the Building) in the general vicinity of the Building (with respect to age, quality and location) as determined in accordance with the following paragraph (hereinafter referred to as the "Current Fair Market Annual
Rent"), if the Additional Premises Commencement Date occurs after December 31, 1997 and (b) if the Additional Premises Commencement Date occurs on or prior to December 31, 1997, the Base Expense Year with respect to the Additional
Premises only shall be calendar year 1997 (i.e., January 1, 1997 - December 31,
                                           ----
1997). Tenant agrees that the Additional Premises shall be leased to Tenant in its "as is" "where is" condition as of the Additional Premises Commencement Date, and that Landlord shall have no obligation with respect to build out of the Additional Premises.

     If the Additional Premises Commencement Date shall occur on or prior to December 31, 1997, then this paragraph shall not apply and shall have no effect. If the Additional Premises Commencement Date shall occur after December 31, 1997, then the Additional Premises Annual Base Rent shall be the Current Fair Market Annual Rent as determined in accordance with this paragraph. Landlord shall notify Tenant of its good faith determination of the Current Fair Market Annual Rent no later than January 31, 1998 (the "Additional Premises Rental Notice"). If Tenant does not accept Landlord's determination of the Current Fair Market Annual Rent and Landlord and Tenant cannot agree on the Current Fair Market Annual Rent within twenty (20) days after Tenant's receipt of the Additional Premises Rental Notice, then Landlord and Tenant shall, not later than February 29, 1998, each retain a real estate professional with at least ten
(10) years continuous experience in the business of appraising or marketing commercial real estate in the Lowell, Massachusetts area who shall, within twenty (20) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Current Fair Market Annual Rent. Landlord and Tenant shall simultaneously exchange such reports: provided, however, that if one party has not obtained such a report on or prior to March 31, 1998, then the determination as to the Current Fair Market Annual Rent set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two (2) determinations is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Current Fair Market Annual Rent. If these determinations differ by more than ten percent (10%), then Landlord and Tenant shall mutually select a person with the qualifications stated above (for purposes of this Section 29, the "Final Professional") to resolve the dispute as to the Current Fair Market Annual Rent. If Landlord and Tenant cannot agree upon the designation of a Final Professional within ten (10) days of the exchange of the fist evaluation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board or any successor thereto for the designation of a Final Professional. Within five (5) days of the selection of the Final Professional, Landlord and Tenant shall, each submit to the Final Professional a copy of their respective real estate professional's determination of the Current Fair Market Annual Rent. The Final Professional shall not perform his or her own valuation, but rather shall, within ten (10) days after such submissions, select the submission which is closest to the determination of the Current Fair Market Annual Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision as to the Current Fair Market Annual Rent shall be final and binding upon Landlord and Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional. Prior to the determination of the Current Fair Market Annual Rent as provided in this paragraph, Tenant shall pay Additional Premises Annual Base Rent at the rate of $388,581.20 per year. Within thirty (30) days after the determination of the Current Fair Market Annual Rent as provided in this paragraph, Tenant shall pay to Landlord the difference between the Current Fair Market Annual Rent and $388,581.20 multiplied by the number of monthly installments of Additional Premises Annual Base Rent paid by Tenant prior to the first payment by Tenant of Additional Premises Annual Base Rent at the rate of the Current Fair Market Annual Rent. After the determination of the Current Fair Market Annual Base Rent, Tenant shall pay Additional Premises Annual Base Rent at the rate of the Current Fair Market Annual Rent in equal monthly installments throughout the remainder of the Term.

     30. INSTALLATION OF UPS. Subject to all of the requirements and conditions set forth in Section 9 of this Lease, Tenant may install within the Premises one or more UPS (uninterruptible power supply) back-up battery systems. Tenant shall have the right to connect such system or systems to the electrical system servicing the Premises and shall, have the right to maintain such connection or connections throughout the Term. Tenant shall be responsible throughout the Term for the maintenance of such system or systems, and Landlord shall have no obligations in connection with the installation, maintenance, repair and/or replacement of such system or systems. Notwithstanding any other provisions of this Lease to the contrary, prior to the expiration or earlier termination of this Lease, Tenant shall remove such system or systems from the Premises and shall repair any damage caused by such removal.

     31. INSTALLATION OF EMERGENCY GENERATOR Subject to all of the requirements and conditions set forth in Section 9 of this Lease, Tenant shall have the right to install one (1) electric generator for the purpose of providing backup or emergency electricity to the Premises. Such electric generator shall have a capacity of not more than 600 kilowatts and shall be installed in a location to be mutually agreed to by Landlord and Tenant. Subject to all of the requirements and conditions set forth in Section 9 of this Lease, Tenant shall have the right to connect such electric generator to the electrical system servicing the Premises. Subject to all of the requirements and conditions set forth in Section 9 of this Lease, Tenant may install one (1) above-ground diesel fuel storage tank for use in connection with such electric generator. Such diesel fuel storage tank shall have a capacity of not more 500 gallons and shall be installed in a location to be mutually agreed to by Landlord and Tenant. Tenant shall be responsible throughout the Term for the maintenance of such electric generator and such diesel fuel storage tank and agrees that Landlord shall have no obligations in connection with the installation, maintenance, repair and/or replacement of such electric generator and/or diesel fuel storage tank. Notwithstanding any other provisions of this Lease to the contrary, prior to the expiration or earlier termination of this Lease, Tenant shall remove shall electric Generator and diesel fuel Storage tank from the Property and shall repair any damage caused by such removal.

     31. ACCESS TO TOWER 3 ROOF Throughout the Term, Tenant shall have the right to install, use, replace, repair and maintain, at its sole cost and expense, one (1) satellite dish and associated electronic equipment and cables (hereinafter collectively referred to as the "Equipment") on the roof of Tower 3 of Building. In addition, Tenant shall have the right to install conduits, wires, cables and other necessary connections between the Equipment and the Premises (collectively, the "Connections"). The Equipment and the Connections shall be installed n such locations to be reasonably determined by Landlord. Tenant shall be required to obtain any and all governmental permits and approvals required for the installation and use of the Equipment and the Connections. Landlord agrees to use reasonable efforts to cooperate with Tenant in connection with Tenant obtaining such permits and approvals. Tenant's right hereunder to use the Equipment and the Connections is subject to any rights previously given by Landlord to other parties with respect to use and frequency only and otherwise subject to such reasonable rules and regulations as Landlord may promulgate from time to time for the purpose of safety and frequency management. Landlord may require Tenant to relocate the Equipment and/or the Connections from time to time during the Term. Landlord shall reimburse Tenant for its actual and reasonable costs in connection with any such relocation. Tenant shall, at its sole cost and expense, maintain the Equipment and the Connections in a safe condition and good repair throughout the Term. Tenant shall, at its sole cost and expense, on or prior to the expiration or earlier termination of the Term, remove from the Building all of the Equipment and the Connections and restore any part of the Building damaged or altered by Tenant's use or removal thereof. Accompanied by a representative of Landlord, Tenant or Tenant's representatives shall have the right, at all reasonable times during the Term, to gain access to the Equipment and/or the Connections for the inspection, maintenance, repair, replacement or removal of same.

     33. RAISED FLOORING PANELS Landlord shall attempt but shall be under no obligation to provide to Tenant up to 1,400 square feet of raised flooring panels for installation by Tenant in the computer room to be constructed within the Premises. If Landlord so provides such raised flooring panels, Tenant shall be responsible for all costs in connection with moving of such panels to the Premises and the installation of such panels and Landlord shall have no responsibility for such moving and installation.

     34. LIEBERT AIR CONDITIONING UNITS Landlord shall provide to Tenant for use during the Term three (3) Liebert air conditioning units at no cost to Tenant for such use. Tenant may select such three (3) units from the inventory of such units maintained by Landlord from time to time. Notwithstanding any of the foregoing to the contrary, Tenant shall be responsible for all costs in connection with the moving of such units to the Premises and for the installation and maintenance of same, and Landlord shall have no responsibility for such moving, installation and/or maintenance.

     35. FINANCING BUILD OUT OF EXPANSION SPACE AND/OR ADDITIONAL PREMISES Landlord shall consider any request of Tenant for Landlord to finance the build out of all or any portion of the Expansion Space and/or the Additional Premises; however, Landlord shall in no event have any obligation to so finance any such build out. In connection with any such request by Tenant, Tenant shall provide to Landlord all financial information of Tenant that Landlord may deem appropriate in considering any such request. If Landlord determines to finance all or any part of the build out of the Expansion Space and/or the Additional Premises, such financing shall be upon such terms and conditions specified by Landlord in its sole, subjective discretion. Nothing herein shall obligate Landlord to finance all or any portion of the build out of the Expansion Space and/or the Addition Premises, and whether or not Landlord determines to finance any such build out shall be determined by Landlord in its sole, subjective discretion.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as a sealed instrument as of the day and year first above written.

WITNESS:                 LANDLORD:

                         CROSS POINT LIMITED PARTNERSHIP

                         By:  ONE INDUSTRIAL AVENUE
                              CORP., its Operating
                              General Partner


/s/ Q. Ellis Telford    By: /s/ L. Alvarado
--------------------       ----------------------------
Name:                         Name:
                              Title:

WITNESS:                 TENANT:

                         FAX INTERNATIONAL, INC.
/s/ Q. Ellis Telford    By: /s/ Douglas J. Ranalli
--------------------       -----------------------------
Name:                         Name:
                              Title:

                                  EXHIBIT "A"

                            FLOOR PLANS OF PREMISES
                            -----------------------

                                  EXHIBIT "B"

                         LEGAL DESCRIPTION OF FEE LAND
                         -----------------------------

Three (3) certain parcels of land located in Lowell and in Chelmsford in Middlesex County, Massachusetts, more particularly described as Parcel 1, Parcel 2, and Parcel 3, below:

Parcel 1:
--------

A certain parcel of land situated southwest of Industrial Avenue at River Meadow Brook in the City of Lowell, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the southwesterly side of Industrial Avenue and the northeasterly corner of said lot thence;

S 59 .05'36"E  A distance of sixty-four and forty-seven hundredths feet
               (64.47') to a point; thence

S 46 .22'30"W  A distance of six hundred twenty-eight and eighty three hundredths feet (64.47') to a point; thence

S 56 .26'20"W  A distance of three hundred ninety and twenty-five hundredths feet (390.25') to a point; thence

N 17 .55'20"W  A distance of one hundred thirty and no hundredths feet (130.00')
               to a point; thence

N 56 .03'05"E  A distance of four hundred eighty-eight and fifty four hundredths feet (488.54') to a point; thence

Northeasterly  And curving left along the arc of a curve having a radius of two thousand eight hundred ninety-seven and ninety three hundredths feet (2897.93'), a length of four hundred sixty and twenty-four hundredths feet (460.24') to the point of beginning on the southwesterly side of Industrial Avenue.

The above described parcel of land contains 2.276 acres in the City of Lowell, Massachusetts and is shown as Lot 2 on a plan entitled "Subdivision Plan of Land in Lowell, Massachusetts" by Vanasse Hangen Brustlin, Inc., scale 1" = 80', dated February 27, 1995 and revised May 22, 1995, which plan is recorded with the Middlesex North District Registry of Deeds with the below-described deed.

For title to Parcel 1, see deed recorded with the Middlesex North District Registry of Deeds in Book 7158, Page 147.

Parcel 2:
--------

A certain parcel of land with the buildings thereon situated partly in Lowell and partly in Chelmsford, Middlesex County, Massachusetts, and bounded and described as follows:

Beginning at a point located 165.08 feet on a curve to the right having a radius of 4,750.00 feet from Sta. 1285+02.50 located on centerline of location, Lowell Secondary Branch, Boston and Maine Corporation, thence running on a curve to the left a distance of 198.85 feet to a point; thence turning and running

North  57 . 09'30" East, 1, 417.96 feet to a point; thence turning and running

On a curve to the left having a radius of 2,831.93 feet a distance of 466.97 feet to a point; thence turning and running

South 57 . 58'11" East 44.54 feet to a point; thence turning and running

South 46 . 56'05" West 35.74 feet to a point; thence turning and running

South 57 . 58'11" East 23.45 feet to a point; thence turning and running

On a curve to the right having a radius of 2,897.93 feet, a distance of 460.49 feet to a point;
thence turning and running

South 57 . 09'30" West 982.69 feet to a point; thence turning and running

South 49 . 27'00" East 8.65 feet to a point; thence turning and running

South 43 . 17'30" West 600.00 feet to the point of beginning.

Be all of said measurements, more or less, however otherwise bounded and described, said parcel containing an area of 2.125 acres in the Town of Chelmsford and 1.452 acres in the City of Lowell, or a total of 3.577 acres, more or less, and being shown upon plan marked: "Plan of Land in Lowell & Chelmsford, Massachusetts, Robert W. Meserve, et al., Trustees of the Property of the Boston and Maine Corporation to Wang Laboratories, Inc., Scale: 1" =60', August 19, 1980, Dana F. Perkins and Assoc., Inc., Civil Engineers and Surveyors, Reading-Lowell, Mass." recorded with the Middlesex North District Registry of Deeds in Plan Book 134, Page 70.

For title to Parcel 2, see deed recorded with the Middlesex North District Registry of Deeds in Book 7158, Page 147.

Parcel 3:
--------

     A certain parcel of land with the buildings thereon, situate partly Lowell and partly in Chelmsford in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Northwesterly by Chelmsford Street, seven hundred sixty-one and 07/100 (761.07) feet;

Northerly by the southerly line forming the junction of said Chelmsford Street and Industrial Avenue, one hundred one and 41/100 (101.41) feet;

Northeasterly by the southwesterly line of said Industrial Avenue, eight hundred ninety and 19/100 (890.19) feet;

Southeasterly by land now or formerly of Trustees of the New York, New Haven and Hartford Railroad Company Debtor, twelve hundred ninety-three and 24/100 (1293.24) feet; and

Westerly eleven and 12/100 (11.12) feet;

Northwesterly three hundred twenty-four and 83/100 (324.83) feet;

Northerly eleven and 06/100 (11.06) feet;

Northwesterly one hundred eighty-six and 60/100 (186.60) feet; and

Southwesterly two hundred sixteen (216) feet by land now for formerly of Massachusetts
Electric Company.

All of the boundaries are determined by the Land Court to be located as shown on Plan 33375-A, drawn by Dana F. Perkins & Sons Inc., Surveyors, dated July 6, 1964 and October 1965, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 14864.

For title to Parcel 3, see Certificate of Title No. 31319 filed with the Middlesex North Registry District of the Land Court in Registration Book 159, Page 237.

                                 EXHIBIT "B-1"


                       LEGAL DESCRIPTION OF EASEMENT LAND
                       ----------------------------------

A certain parcel of land situated at the southwesterly intersection of Industrial Avenue and
River Meadow Brook in the City of Lowell, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at the point at the northwesterly corner of the intersection of Industrial Avenue and a private way known as Reiss Avenue; thence

S 44 .0-5'16"E A distance of fifty and no hundredths feet (50.00') to a point, by said Industrial Avenue; thence

S 45 .54'44"W  A distance of fifty and no hundredths feet (50.00') to a point;
               thence

S 44 .05'16"E  A distance of eighty-seven and sixty five hundredths feet
               (87.65') to a point; thence

S 10 .54'44"W  A distance of two hundred seven and ninety hundredths feet
               (207.90') to a point; thence

N 82 .54'42"E  A distance of two hundred seventy five and fifty hundredths feet
               (207.90') to a point, the last four (4) courses by land now or formerly of Shaw Corp.; thence

S 07 .0.5'18"E A distance of one hundred forty-two and twenty-nine hundredths feet (142.29') to a point; thence

S 00 .24'42"W  A distance of four hundred sixty-seven and fifteen hundredths feet (467.15') to a point of non-tangency; thence

Southwesterly  And curving to the right along the arc of a curve having a radius of one thousand nine hundred twenty and no hundredths feet (1,920.00') a length of three hundred and fifty-five hundredths feet (300.55') to a point; thence

Southwesterly  And curving to the right along the arc of a curve having a radius of seven hundred twenty and non hundredths feet (720.00') a length of two hundred seventy-nine and ninety-four hundredths feet (279.94') to a point; thence

Northwesterly  And curving to the right along the arc of a curve having a radius of two hundred forty and no hundredths feet
               (240.00'), a length of three hundred ten and twenty-nine hundredths feet (310.29') to a point; thence

N 71 .38'56"W  A distance of five hundred twenty-seven and seventeen hundredths feet (527.17') to a point: thence

Northwesterly  And curving to the right along the arc of a curve having a radius of two thousand nine hundred twenty and no hundredths feet (2,920.00'), a length of sixty three and twenty-one hundredths feet (63.21') to a point, the last seven (7) courses by the State Highway layout #4709 of both the Lowell Connector and Route 495; thence

N 17 55'20"W   A distance of seven hundred fifty-eight and thirty-nine
               hundredths feet (758-393) to a point; thence

N 42 .12'04"E  A distance of one hundred seventy-three and two hundredths feet
               (173.02"') to a point; thence

N 17 .55'20"W  A distance of four hundred sixty-four and forty-eight hundredths feet (464.48") to a point, the last three (3) courses by land now or formerly of New England Power Co. and the Town Line; thence

N 56 .26'20"E  A distance of three hundred ninety and twenty five hundredths feet (390.25') to a point; thence

N 46 .22'30"E  A distance of six hundred twenty-eight and eighty-three hundredths feet (628.83') to a point, the last two (2) courses by Lot 2; thence

S 59 .05'36"E  A distance of one hundred twenty-four and eight hundredths feet
               (124.83') to a point; thence

S 44 .05'16"E  A distance of one hundred five and thirty-seven hundredths feet
               (105.37') to a point, thence

Southwesterly  And curving to the right along the arc of a curve having a radius of ninety-one and no hundredths feet (91.00'), a length of twenty-seven and thirty-one hundredths feet (27.31') to a point; thence

S 00 .24'42"W  A distance of three hundred thirty-eight and thirteen hundredths feet (338.13') to a point; thence

Southwesterly  And curving to the right along the arc of a curve having a radius of ninety-one and no hundredths feet (91.00'), a length of seventy-two and twenty-seven hundredths feet (72.27') to a point of beginning, the last five (5) courses by the westerly sideline of Industrial Avenue.

The above described parcel of land contains 42.403 acres in the City of Lowell, Massachusetts and is shown as Lot 1 on a plan entitled "Subdivision Plan of Land in

Lowell, Massachusetts" by Vanasse Hangen Brustlin, Inc., scale 1" = 803, dated February 27, 1995 and revised May 22, 1995, which plan is recorded with the Middlesex North District Registry of Deeds with the below-referenced deed.

     The above described parcel of land includes, in addition to land not registered, the following parcels of registered land: (i) Lot 3 as shown on Land Court Plan No. 30641B, more particularly described in Certificate of Title No. 22535; and (ii) Lot 6 as shown on Land Court Plan No. 30641C, more particularly described in Certificate of Title No. 25059.

     For title reference, see deed of Wang Laboratories, Inc. recorded with the Middlesex North District Registry of Deeds in Book 7518, Page 140 and filed for registration with Middlesex North Registry District of the Land Court as Document No. 159311, and Certificate of Title No. 31999.

                                  EXHIBIT "C"

                          UTILITIES AND OTHER SERVICES
                          ----------------------------

I.   CLEANING
     --------

A.   Office Area (including elevator lobbies)

     Daily:  (Monday through Friday, inclusive, holidays excepted).

     1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises and wash receptacles as necessary.

     2.  Sweep and dust mop all uncarpeted areas using a dust-treated mop.

     3.  Vacuum all rugs and carpeted areas.

     4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within reach, but excluding work areas in use at the time of cleaning.

     5.  Wash clean all water fountains.

     6. Remove and dust under all desk equipment and telephones and replace same.

     7.  Hand dust all grill work within normal reach.

     8. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

     9.  Remove fingerprints from glass entry doors and office side lights.

    10. Remove all trash left on conference room tables and place cups and dishes in kitchen sink.

    11. Clean all white boards using appropriate cleaning agents (unless otherwise instructed per message left on such boards).

     Weekly:

     1.  Dust exposed coat racks and the like.

     2. Remove all finger marks from private entrance doors, light switches and doorways.


     Quarterly:

     Render high dusting not reached in daily cleaning to include:

     1.  Dusting all pictures, frames, charts, graphs and similar wall hangings.

     2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

     3.  Dusting of all pipes, ducts, and high moldings.

     4.  Dusting of all horizontal blinds.

B.       Lavatories

         Daily: (Monday through Friday, inclusive, holidays excepted.)

     1.  Sweep and damp mop floors.

     2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

     3.  Wash both sides of all toilet seats.

     4.  Wash all basins, bowls and urinals.

     5.  Dust and clean all powder room fixtures.

     6.  Empty and clean paper towel and sanitary disposal receptacles.

     7.  Remove waste paper and refuse.

     8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

     9.  A sanitizing solution will be used in all lavatory cleaning.

     Monthly:

     1.  Machine scrub lavatory floors.

     2.  Wash all partitions and tile walls in lavatories.

C.   Main Lobby, Elevators, Building Exterior and Corridors

     Daily:  (Monday through Friday, inclusive, holidays excepted.)

     1. Sweep and wash all floors.

     2. Wash all rubber mats.

     3.  Clean elevators, wash or vacuum floors, wipe down walls and doors.

     4.  Spot clean any metal work inside lobby.

     5.  Spot clean any metal work surrounding Building Entrance doors.

     Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.   Window Cleaning

     Interior and exterior of windows of exterior walls will be washed three (3) times annually.

E.   Common Areas

     Landlord shall keep repaired and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition. Snow and ice will be removed from exterior sidewalks, parking areas and curbs and access ways adjoining the Property, as necessary.

II.  HEATING, VENTlLATING, AIR-CONDITIONING
     --------------------------------------

Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, Monday through Friday, inclusive, from 7:00 a.m. to 8:30 p.m. and Saturday and Sunday from 8:00 a.m. to 4:00 p.m., holidays excepted (hereinafter referred to as "Normal Business Hours").

     The HVAC system will be operated during such hours so as to maintain inside conditions as follows:

     A. During the summer, not more than 78 degrees Fahrenheit (plus or minus 2 degrees) and 50% relative humidity when the outside temperature does not exceed 88 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb; and

     B. During the winter, not less than 72 degrees Fahrenheit (plus or minus 2 degrees) (no humidity control) when the outside temperature is not less than 9 degrees Fahrenheit dry bulb (no wet bulb).

     The air-conditioning system is based upon an occupancy of not more than one person per 150 square feet of usable floor area, and upon a combined lighting and standard electrical load not to exceed 7 watts per square foot of usable floor area. If Tenant exceeds this condition or introduces into the Premises equipment which overloads the system, and/or in any other way causes the system not adequately to perform their proper functions, and the system is damaged thereby, Landlord shall give notice thereof to Tenant and Tenant shall pay the reasonable cost of repairing such damage (within thirty (30) days of receipt of invoice therefor) and Tenant shall, promptly after receipt of such notice, cease the act or omission causing such damage; provided, however, that if Landlord agrees that the system may be supplemented to prevent the recurrence of the problem, Landlord shall give notice thereof to Tenant, and Tenant may elect to have such supplemental work performed, at Tenant's sole cost and expense, by notice to Landlord within 30 days of receipt of Landlord's notice.

III. WATER
     -----

     Cold water at temperatures supplied by the City of Lowell water mains for lavatory, toilet and other approved purposes (including two (2) sinks per floor of the Premises and two (2) showerheads in total within the Premises) and hot water for lavatory purposes and for such approved sinks and showerheads only from regular Building supply at prevailing temperatures; provided, however, if Tenant requires, uses or consumes water for any purpose (e.g., kitchen purposes, shower facilities, etc.) other than lavatory and toilet purposes and for such approved sinks and showerheads, Landlord may, at Tenant's sole cost and expense, install a meter or meters to measure the water so supplied, in which case Tenant shall, upon Landlord's request, reimburse Landlord for the cost of the water (including heating and cooling thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.  ELEVATORS
     ---------

     Landlord shall provide elevator service; provided, however, that Landlord shall, from time to time, have the right to remove elevators from service as may be required for servicing or maintaining the elevators or the Building or removing freight, provided that subject to conditions outside of Landlord's control, such removal from service shall not unreasonably interfere with Tenant's use of the Premises.

V.   ELECTRICAL SERVICE
     ------------------

     Landlord shall furnish electric energy to the Premises in accordance with base Building electrical capacity limits and load limits of 10 watts per square foot, exclusive of HVAC.

VI.  BUILDING SECURITY
     -----------------

     Landlord shall provide a security system for all portions of the Building excluding the Premises. Landlord shall provide at least two (2) security guards in the Building during Normal Business Hours and at least one (1) roving security guard during all other hours. Tenant shall have access to the Premises only through an entrance or entrances designated by Landlord from time to time on a 24 hours per day, 7 days per week basis. Tenant shall be solely responsible for all security within the Premises.

                                  EXHIBIT "D"
                                  -----------

                             RULES AND REGULATIONS
                             ---------------------


     1. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant's use of the Premises as specified in the Lease.

     2. Subject to the provisions of this Lease, Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

     3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed.

     4. Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.

     5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and
stairways in and about the Building.  Tenant shall not   place objects against
glass partitions or doors or windows or adjacent to an open common space which would be unsightly from the Building corridors or from the exterior of the Building,

     6. Bicycles shall not be permitted in the Building other than in a location designated by Landlord.

     7. Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.

     8. Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and, subject to the provisions of this Lease, shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

     9. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning systems, and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.

   10. Unless Tenant installs new doors to the Premises, Landlord shall furnish two (2) sets of keys for all doors to the Premises at the commencement of the Term. Tenant shall furnish Landlord with duplicate keys for any new or additional locks on doors installed by Tenant. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

     11. Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and then only in compliance with provisions of Section 9 of this Lease.

     12. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

     13. Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

     14. Tenant shall not overload floors; and Tenant shall obtain Landlord's prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

     15. In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature. The foregoing prohibitions shall not apply to any inflammables present in commonly used commercial cleaning agents.

     16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant's property, into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

     17. No person or contractor, unless approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed) shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

     18. Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

     19. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

     20. Tenant shall not loiter, eat, drink or lie in the lobby or other public areas in the Building. Subject to the provisions of this Lease, Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building. Subject to the provisions of this Lease, in no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord's prior written consent.

     21. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.

     22. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

     23. In no event shall Tenant allow its employees to use the public areas of the Building as smoking areas.

                                  EXHIBIT "E"
                       TENANT IMPROVEMENT WORK AGREEMENT
                       ---------------------------------

     This Tenant Improvement Work Agreement (the "Agreement") is made and entered into as of the 2nd day of August, 1996 by and between CROSS POINT LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter called "Landlord"), and FAX INTERNATIONAL, INC., a Delaware corporation (hereinafter called "Tenant").

WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the date hereof (hereinafter called the "Lease"), for the entire tenth floor, the entire eleventh floor and the entire twelfth floor of Tower 3 of the building (the "Building") located at 900 Chelmsford Street, Lowell, Massachusetts containing approximately 108,948 rentable square feet of floor area as shown on Exhibit "A" of the Lease (hereinafter collectively called the "Premises"); and,

     WHEREAS, certain tenant improvement work is to be completed upon the Premises; and,

     WHEREAS, the purpose of this Agreement is to set forth the relative rights and obligations of Landlord and Tenant with respect to space planning, engineering, final working drawings and the construction and installation of certain tenant improvements upon the Premises.

     NOW, THEREFORE, for and in consideration of the agreement to lease the Premises, pay rent, and the mutual covenants contained herein and in the Lease, the parties hereby agree as follows:

     1.  Incorporation of Lease:  The Lease is hereby incorporated by reference
         ----------------------
into this Agreement, as if set forth in full.

     2.  Tenant's Plans:  On or before August 9, 1996, Tenant shall provide to
         --------------
Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to have installed in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for in this Agreement, in accordance with all applicable governmental laws, codes, rules and regulations. Landlord shall approve or disapprove such drawings within ten (10) business days of their receipt by Landlord. If Landlord disapproves such working drawings, Landlord shall specify the reasons for such disapproval in reasonable particularity, and Tenant shall make conforming revisions thereto and resubmit such working drawings to Landlord for re-review in accordance with the same procedure set forth above, except that Landlord must complete its review and notify Tenant of its approval or disapproval of such revised working drawings within five (5) business days of their receipt by Landlord. Landlord and Tenant shall initial the working drawings after the same have been finally approved by Landlord. If Landlord falls to give Tenant notice as aforesaid either approving or disapproving Tenant's initial working drawings or resubmitted working drawings within the time periods specified above, Landlord shall be deemed to have approved such initial working drawings or resubmitted working drawings, as applicable. Landlord's approval of Tenant's working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated by Landlord for the construction of tenant improvements in the Building. As used herein, the phrase

"Tenant's Plans" shall mean the final working drawings approved by Landlord pursuant to this Paragraph 2, as amended from time to time by any approved changes thereto. As used herein, the phrase "Landlord's Work" shall mean the work specified in Tenant's Plans. Approval by Landlord of Tenant's Plans shall not be a representation or warranty of Landlord that Tenant's Plans are adequate for any use, purpose, or condition, or that Tenant's Plans comply with any applicable law or code, but shall merely be the consent of Landlord to Tenant's Plans. All changes in Tenant's Plans must receive the prior written approval of Landlord. Landlord shall pay the entire cost of preparation of Tenant's Plans (such entire cost of preparation of Tenant's Plans plus the entire cost of preparing any other plans and specifications and/or working drawings necessary for the construction of Landlord's Work being hereinafter referred to as the "Total Plans Cost").

     3.  Preparation of the Premises: (a) Landlord and Tenant have selected John
         ---------------------------
Moriarty and Associates (the "Contractor") as the contractor to construct Landlord's Work. Promptly after Landlord's approval of Tenant's Plans, Landlord shall enter into a construction contract (the "Construction Contract") with the Contractor and shall cause the Contractor to commence construction of Landlord's Work and to diligently prosecute to completion the construction of Landlord's Work so as to prepare the Premises for Tenant's Occupancy on or prior to December 1, 1996, but Tenant shall have no claim against Landlord for failure so to complete Landlord's Work by such date, nor shall such failure affect the validity of this Lease. Landlord's Work shall be performed in a good and workmanlike manner. Landlord agrees not to enter into a construction contract with a price in excess of $1,500,000.00 without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed. In addition, Landlord agrees not to modify Landlord's Work without the prior written consent of Tenant (which consent shall not be unreasonably withheld or delayed) if, as a result of such modification, there shall be an increase in the Total Construction Cost (as defined below). Tenant shall have the right to inspect the progress of Landlord's Work to determine if such work is being performed in accordance with the requirements of the Lease and this Agreement. Any entry by Tenant pursuant to the preceding sentence shall be at the sole risk of Tenant.

     (b) As used herein, the phrase "Substantial Completion Date" shall mean the first business day as of which (1) a Certificate of Occupancy has been obtained from the City of Lowell allowing Tenant to use the Premises for the purposes set forth in Section 3 of the Lease, and (ii) Landlord's Work has been completed except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which do not materially interfere with Tenant's use of the Premises for the purposes set forth in Section 3 of this Lease, and can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so-called "Punch-List" items). The Contractor shall complete as soon as conditions permit all "Punch-List" items, and Tenant shall afford Landlord and the Contractor access to the Premises for such purposes. Landlord shall use reasonable efforts to cause all "Punch-List" items to be completed within thirty (30) days after the Substantial Completion Date.

     (c) Tenant agrees that Landlord may make any minor changes in Landlord's Work, the necessity or advisability of which becomes apparent during the course of the performance of Landlord's Work, so long as Tenant has provided prior verbal approval therefor (which approval shall not be unreasonably withheld or delayed) and such changes do not adversely affect the quality or extent of Landlord's Work. Any other changes in Landlord's Work shall not be made without the written approval of Tenant, which approval shall not be unreasonably withheld or delayed.

     (d) The following are herein referred to collectively and individually as "Tenant Delays": (i) failure by Tenant to provide to Landlord for Landlord's approval final working drawings on or prior to August 9, 1996 as required in Paragraph 2 of this Exhibit "E"; (ii) failure by Tenant to make conforming revisions to the working drawing and resubmits same to Landlord for review within the time period set forth in Paragraph 2 of this Exhibit "E"; (iii) any failure by Tenant to consent or any delay by Tenant in consenting to a construction contract if such consent is required under Paragraph 3(a) of this Exhibit "E"; (iv) any delay by Tenant in consenting to a modification to Landlord's Work if such consent is required under Paragraph 3(a) of this Exhibit "E"; (v) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; (vi) any change by Tenant in any of Tenant's Plans which cause a delay in the commencement or completion of Landlord's Work; (vii) any other act or omission of Tenant or its officers, agents, employees or contractors which causes a delay in the commencement or completion of Landlord's Work; or (viii) any delay which is the result of any "Force Majeure" condition as defined in subparagraph (f) hereof in which delay would not have occurred but for a delay referenced in clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of this subparagraph (d).

     (e) If, as a result of any delays other than Tenant's Delays and other than any delays which are the result of any "Force Majeure" condition, the Substantial Completion Date is delayed beyond December 1, 1996, then Tenant shall have no obligation to pay Base Rent for the period from December 1, 1996 through the day prior to the Substantial Completion Date, provided that Tenant has not commenced use of the Premises or any portion thereof prior to December 1, 1996. Notwithstanding any of the provisions of the preceding sentence to the contrary, if, as a result of delays other than Tenant's Delays and other than any delays which are the result of any "Force Majeure" condition, the Substantial Completion Date is delayed beyond December 1, 1996 and Tenant commences use of the Premises or any portion thereof prior to the Substantial Completion Date, then Tenant's obligation to pay Base Rent shall commence on the date that Tenant commences use of the Premises or any portion thereof.

     (f) "Force Majeure" condition shall be defined as any strike or other labor trouble, fire, flood or other casualty, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency (or shortages of fuel, supplies or labor resulting therefrom) or civil commotion, or any other cause whether similar or dissimilar beyond Landlord's reasonable control.

     4.  Conclusiveness of Landlord's Performance:  Except to the extent to
         ----------------------------------------
which Tenant shall have given Landlord notice not later than six (6) months from the Substantial Completion Date of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work.

     5.  Cost of Landlord's Work:  The total cost of construction of Landlord's
         -----------------------
Work shall be paid by Landlord (such total cost of construction being hereinafter referred to as the "Total Construction Cost"). Upon final completion of Landlord's Work, Landlord shall certify to Tenant the Total Plans Cost and the Total Construction Cost (hereinafter collectively referred to as the "Total Cost"). To the extent that the Total Cost exceeds $1,500,000.00, Tenant shall pay such excess (less any amounts paid by Tenant to Landlord in accordance with the following provisions of this Paragraph 5) to Landlord, as additional Rent under the Lease, not later than thirty (30) days after receipt by Tenant of the certification referred to in the second sentence of this Paragraph 5. Notwithstanding anything in this Exhibit "E" to the contrary, if the price set forth in the Construction Contract exceeds $1,500,000.00, at Landlord's option, Tenant shall make periodic payments to Landlord for the excess between the price of the Construction Contract and $1,500,000.00 in accordance with the following provisions. Such periodic payment shall be made in connection with periodic payments made by Landlord to the Contractor under the Construction Contract during the performance of Landlord's Work based upon the ratio of the price of the Construction Contract in excess of $1,500,000.00 and the price of the Construction Contract. Such periodic payment shall be made by Landlord to Tenant based upon such ratio within five (5) days after receipt by Tenant of a copy of all documentation submitted by the Contractor to Landlord in connection with periodic requisitions for pavement made by the Contractor under the Construction Contract. For example, if the price of the Construction Contract is $2,000,000.00 (and therefore the excess of the price of the Construction Contract and $1,500,000.00 is $500,000.00), then Tenant shall pay to Landlord in connection with each requisition for payment made by the Contractor twenty-five percent (25%) of the amount of each such requisition (based upon the ratio of $500,000.00 to $2,000,000.00).

     Tenant shall reimburse Landlord for the first $1,500,000.00 of the Total Cost pursuant to the terms of a certain Term Note of even date herewith from Tenant to Landlord, a copy of which is attached to this Agreement as Attachment 1 and incorporated herein by this reference (the "Note"). Simultaneously with the execution and delivery of the Lease and this Agreement, Tenant shall execute and deliver to Landlord the Note. Attached to this Agreement as Attachment 2 and incorporated herein by this reference is a certain Subordination Agreement of even date herewith by and among Landlord, Tenant and Singapore Telecommunications Limited (the "Subordination Agreement"). Simultaneously with the execution and delivery of the Lease, this Agreement and the Note, Tenant shall execute and deliver and shall cause Singapore Telecommunications Limited to execute and deliver the Subordination Agreement.

     6.  Construction Management Fee:  Tenant shall pay to Landlord a
         ---------------------------
construction management fee in the amount of four percent (4%) of the Total Hard Construction Cost (as defined below). Fifty percent (50%) of such construction management fee shall be due and payable within thirty (30) days after the Commencement Date and the remainder of such construction management fee shall be due and payable within thirty (30) days after the Substantial Completion Date. "Total Hard Construction Cost" shall mean the Total Construction Cost less the amount attributable to "General Conditions" under the Construction Contract. Such construction management fee shall be deemed to be additional Rent under the Lease. In acting as construction manager with respect to the performance of Landlord's Work, Landlord shall perform the duties typically expected of a construction manager, including, without limitation: (a) providing administration of the Construction Contract; (b) using diligent efforts to determine in general that the Landlord's Work is being performed in accordance with the requirements of Tenant's Plans; (c) managing communications between the Contractor and Tenant as needed to efficiently complete Landlord's Work; (d) reviewing and processing requisitions for payment by the Contractor for progress and final payment and certifying the amounts due; and (e) assisting in establishing the "Punch-List" upon substantial completion of Landlord's Work.

     7.  Entry by Tenant: Interference With Construction:  With the prior
         -----------------------------------------------
consent of Landlord, Tenant may enter the Premises prior to the Commencement Date to undertake such work as is to be performed by Tenant pursuant to this Lease in order to prepare the Premises for Tenant's occupancy. Such entry shall be at the sole risk of Tenant. In no event shall Tenant use any contractor if Landlord reasonably determines that such contractor will cause a labor dispute at the Property, or otherwise materially interfere with any construction work being performed by or on behalf of Landlord in or around the Property. Without limiting the generality of the foregoing, Tenant shall comply with all reasonable instructions issued by Landlord relative to the moving of Tenant's equipment and other property into the Premises and shall pay any actual fees or costs incurred by Landlord in connection therewith. If noncompliance by Tenant with any instructions issued by Landlord results in a work stoppage or other job action by any employees of such contractors or subcontractors thereof performing work at the Property, Tenant and its contractors shall cease construction of such work.

     9.  Miscellaneous:
         -------------

       a. Definitions.  The definitions set forth in the Lease shall apply
          -----------
throughout this Agreement.

       b. Headings.  The headings contained in this Agreement are for
          --------
convenience only.

       c. Force Majeure.  Landlord shall not be responsible for failure to
          -------------
complete Landlord's Work in the time provided due to reasons beyond its reasonable control, including, without limitation, strikes, natural disasters, acts of God, civil commotion, riots, war or governmental actions (but specifically excluding financial inability to perform).

       d. Election of Law.  This Agreement shall be governed by the laws of The
          ---------------
Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

WITNESS:                        LANDLORD:

                                CROSS POINT LIMITED PARTNERSHIP

                                By:  ONE INDUSTRIAL AVENUE CORP.,
                                     its Operating General Partner

                                By:
-------------------------          ----------------------------------
Name:                               Name:  Luis A. Alvarado
                                    Title: Exec. Vice President


WITNESS:                        TENANT:

                                FAX INTERNATIONAL, INC.

                                By:
-------------------------          ----------------------------------
Name:                               Name:
                                    Title:

                                  ATTACHMENT 1
                                  ------------

                                   Term Note
                                   ---------

                                  ATTACHMENT 2
                                  ------------

                            Subordination Agreement
                            -----------------------

                                   TERM NOTE
                                   ---------


$1,500,000                                                  As of August 2, 1996

     FOR VALUE RECEIVED, the undersigned Fax International, Inc., a Delaware corporation, with a place of business at 67 South Bedford Street, Suite 100E, Burlington, MA 01803-5152 (hereinafter referred to as the "Tenant"), promises to pay to the order of Cross Point Limited Partnership, a Massachusetts limited partnership (together with any subsequent holders of this Note, the "Landlord"), at its office at 900 Chelmsford Street, Lowell, MA 01851 or at such other place as the Landlord may from time to time designate in writing, the principal sum of

                   ONE MILLION FIVE HUNDRED THOUSAND DOLLARS

($1,500.000) or such lower amount as set forth in an amendment to this Note upon a final determination of the Total Construction Cost (as defined in the Lease, as defined below), together with interest on the unpaid principal balance hereof from time to time at a rate per annum equal to thirteen percent (13%) (the "Stated Rate"). In the absence of demonstrable error, the books and records of the Landlord shall constitute conclusive evidence of the unpaid principal balance hereof from time to time.

     1. Payments of principal and interest shall be made on the basis of a seven (7) year amortization schedule. Such payments shall be made in monthly installments of Twenty Seven Thousand Two Hundred Eighty-Seven and 95/100 Dollars($27,287.95) due and payable on the first day of each month, provided that the Tenant's first monthly payment of principal and interest hereunder shall not be due and payable until the first payment of Monthly Base Rent (as defined in the Lease) that is due and payable after the Substantial Completion Date (as defined in the Lease). Notwithstanding anything herein to the contrary, interest on the unpaid balance hereof will not begin to accrue until the Substantial Completion Date. If not sooner paid, all outstanding principal and accrued and unpaid interest thereon shall be paid to the Landlord on that date which shall be eighteen (18) months after the Substantial Completion Date (the "Maturity Date"). Notwithstanding the foregoing, at the Tenant's option, the Maturity Date may be extended for an additional six (6) months, provided that (i) the Tenant gives the Landlord notice of the exercise of such option (an "Option Notice") no later than thirty (30) days prior to the Maturity Date, and
(ii) at the time the Landlord receives the Option Notice there shall not exist a Default under the Lease or an Event of Default hereunder.

     2. This Note may be prepaid, in whole or from time to time in part, at any time, without premium or penalty.

     3. All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Interest shall be calculated on the basis of a 360-day year and payable for the actual number of days elapsed (including the first day but excluding the last day), including any time extended by reason of Saturdays, Sundays and holidays. All payments shall be applied first to any costs and expenses of the Landlord due hereunder, then to interest due hereunder, and any balance shall be applied in the manner as set forth above and the remainder shall be applied in reduction of principal in the inverse order of maturities.

     4. Notwithstanding any other provision hereof, the Tenant shall not be required to pay any amount pursuant hereto which is in excess of the maximum amount permitted under applicable law. It is the intention of the parties hereto to conform strictly to any applicable usury law, and it is agreed that if any amount contracted for, chargeable or receivable under this Note shall exceed the maximum amount permitted under any such law, any such excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be refunded to the Tenant or, at the Landlord's option, shall be applied as set forth above.

     5. It is expressly agreed that the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder: (a) any failure to pay any amount or installment of interest or of principal and interest on any day whereon the same is payable as above expressed and such failure is not cured within five (5) business days after notice from landlord; or (b) the occurrence of a Default (as defined in Section 16 of the Lease). As used herein, the "Lease" shall mean that certain Lease dated as of the date hereof by and between Landlord and Tenant with respect to a portion of the building known and numbered as 900 Chelmsford Street, Lowell, Massachusetts. If any such Event of Default hereunder shall occur the Landlord may, at its option, declare to be immediately due and payable the then outstanding principal balance under this Note, with all accrued and unpaid interest thereon, and all other amounts payable to the Landlord hereunder, whereupon all such amounts shall become and be due and payable immediately. The failure of the Landlord to exercise said option to accelerate shall not constitute a waiver of the right to exercise the same at any other time.

     6. In the event that any payment due hereunder shall not be paid within eight (8) business days after its due date and if, on at least one (1) occasion within twelve (12) months prior to such due date, Tenant shall have failed to pay any payment due hereunder within eight (8) business days after its due date, then the Tenant shall pay a late fee equal to five percent (5%) of such payment.

     7. The Tenant will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by the Landlord in enforcing or collecting any of the obligations of the Tenant hereunder. The Tenant agrees that all such costs and expenses and all other expenditures by the Landlord on account hereof, other than advances of principal, which are not reimbursed by the Tenant immediately upon demand, all amounts due under this Note after maturity, and any amounts due hereunder if an Event of Default shall occur hereunder, shall bear interest at a per annum rate equal to the Stated Rate plus three percent (3%), but in no event more than the maximum rate of interest then permitted by law (the "Default Rate"), until such expenditures are repaid or this Note and such amounts as are due are paid to the Landlord.

     8. Notwithstanding anything else to the contrary contained in this Note, subject to the terms and conditions contained in this Section 8. the Landlord hereby subordinates all of its right, title and interest in and to all obligations of the Tenant hereunder, together with any and all renewals and modifications thereof (the "Subordinated Indebtedness"), whether in the ordinary course of business or in any voluntary or involuntary dissolution, winding up, liquidation or reorganization or other bankruptcy or insolvency proceeding, to the right, title and interest of any holder (hereinafter a "Senior Creditor") of bank indebtedness or asset financing indebtedness ("Senior Indebtedness") of the Tenant. Accordingly, upon receipt of a notice from a Senior Creditor that an event of default shall have occurred and is continuing under the documents and instruments evidencing such Senior Indebtedness, the Landlord shall not have the right to receive and the Tenant shall not be obligated to pay any amount to the Landlord in respect of the Subordinated indebtedness until and unless the event of default has been cured or waived in writing by the Senior Creditor or shall otherwise no longer exist. If, notwithstanding the foregoing, any payment or distribution of the assets of the Tenant of any kind or character, other than distributions expressly permitted hereunder, shall be received, by set-off or otherwise, by the Landlord in violation of the terms of this paragraph. the Landlord shall promptly notify the Senior Creditor of any such payment or distribution and shall deliver such payment or distribution, in the form received, except for the addition of any required endorsement or assignment, to the Senior Creditor for application in accordance herewith. Until so delivered, any such payment or distribution shall be held by the Landlord in trust for the Senior Creditor and shall not be commingled with other funds or property of the Landlord. Upon the request of a Senior Creditor, the Landlord shall from time to time make, execute and deliver any endorsements, assignments. proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments or take any other action which the Senior Creditor may deem reasonably necessary in order to effectuate the purposes of this paragraph.

     9. All notices required or permitted to be given hereunder shall be in writing and shall be given in the manner and as required by the Lease.

     10. All of the provisions of this Note shall be binding upon and inure to the benefit of the Tenant and the Landlord and their respective successors and assigns and the provisions of paragraph 8 hereof shall bind and inure to the benefit of each Senior Creditor and their successors and assigns.

     11. This Note shall be interpreted in accordance with and governed by the laws of The Commonwealth of Massachusetts without regard to choice of law principles. Any action or suit in connection with this Note may be brought in a court of record in Boston, Massachusetts, the Tenant, and, by accepting this Note, the Landlord hereby irrevocably submitting and consenting to the non-exclusive jurisdiction of each thereof, and each party irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and claim that the same has been brought in an inconvenient forum. Service of process may be made on the other party by mailing a copy of the summons to such party, by registered mail, at its address to be used for the giving of notices under this Note.

     12. IN THE EVENT OF ANY LITIGATION IN CONNECTION WITH THIS NOTE, THE TENANT AND THE LANDLORD KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

     13. The Tenant and every endorser and guarantor hereof hereby consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation, and waives presentment for payment. demand. protest and notice of dishonor. Any such extension or release may be made without notice to the Tenant and without discharging its liability.

     IN, WITNESS WHEREOF, the parties hereto have executed and delivered this Note, under seal. on the day and year first above written.


Witness:                                  FAX INTERNATIONAL, INC.

                                          By:
-------------------------------              -----------------------------
Name:                                     Its:
                                             -----------------------------


The Landlord hereby accepts the Note and acknowledges and agrees to the terms of Paragraph 8 thereof.

                                          CROSS POINT LIMITED PARTNERSHIP

Witness:                                  By:  ONE INDUSTRIAL AVENUE CORP.,
                                               Its Operating General Partner

                                          By:
---------------------------------            ---------------------------
Name:                                     Its:
                                             ---------------------------

                            SUBORDINATION AGREEMENT


     This Subordination Agreement (as from time to time amended and in effect, this "Agreement") is made as of August 2, 1996, by and among Cross Point Limited Partnership, a Massachusetts limited partnership with a place of business located at 900 Chelmsford Street, Lowell, MA 01851 (the "Senior Creditor") and Singtel (Netherlands Antilles) Pte N.V., a Netherlands Antilles corporation with a place of business at Pickanari 15 Willamstad, Curacao, Netherlands Antilles (the "Subordinated Creditor"), and Fax International, Inc., a Delaware corporation with a place of business located at 67 South Bedford, Suite 100 E, Burlington, Massachusetts 01803 (the "Tenant").

     Reference is made to the following documents:

     (i) The Credit Agreement, dated as of April 10, 1995 (the "Credit Agreement"), between the Subordinated Creditor and the Tenant, the Term Loan Agreement-Equipment, dated as of April 10, 1995 (the "Equipment Loan Agreement"), between the Subordinated Creditor and the Tenant and all notes evidencing loans under the Credit Agreement and the Equipment Loan Agreement (the "Subordinated Notes");

     (ii) The Security Agreement, dated as of April 10, 1995 (the "Subordinated Security Agreement"), between the Subordinated Creditor and the Tenant;

     (iii) Any and all financing statements on Form UCC-1 related to the Subordinated Security Agreement naming the Subordinated Creditor as secured party and the Tenant as debtor, as the same may from time to time be amended and in effect (the "Subordinated Financing Statements");

     (iv) The Term Note dated as of August 2, 1996, made by the Tenant payable to the Senior Creditor in the principal amount of $1,500,000, (the "Senior Note");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Definitions.
            -----------

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     "Bankruptcy Code" means Title 11 of the United States Code as from time to time amended and in effect.

     "Senior Indebtedness" means: (i) all obligations of the Tenant to the Senior Creditor under the Senior Note and in respect to the Senior Lien, including, without limitation, all commitment fees and other fees, costs and expenses owing thereunder, the principal of the Senior Note and all interest owing on the loans evidenced thereby, whether such interest accrued or accrues before or after the institution by or against the Tenant of proceedings under the Bankruptcy Code or any other law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors or before or after any declaration or determination of the insolvency or bankruptcy of the Tenant and whether or not such Interest is allowable in any such proceeding, and (ii) all renewals, extensions, and refundings of Senior Indebtedness which do not increase the amount of Senior Indebtedness, made with the prior written consent of the Subordinated Creditor.

     "Senior Lien" means any mortgage, pledge, hypothecation, claim, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any assignment or deposit arrangement in the nature of a security device) in favor of the Senior Creditor with respect to the Senior Note, whether now existing or hereafter obtained.

     "Senior Loan Documents" means the Senior Note and any and all documents at any time evidencing the Senior Lien.

     "Subordinated Indebtedness" means (i) all obligations of the Tenant to the Subordinated Creditor under the Subordinated Loan Documents, including, without limitation, all commitment fees and other fees, costs and expenses owing under the Subordinated Loan Documents, the principal of the Subordinated Note and all interest owing on the loans evidenced thereby, whether such interest accrued or accrues before or after the institution by or against the Tenant of proceedings under the Bankruptcy Code or any other law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors or before or after any declaration or determination of the insolvency or bankruptcy of the Tenant, and (ii) all renewals, extensions, and refundings by the Subordinated Creditor or any of its affiliates, of Subordinated Indebtedness as defined in clause (i) above.

     "Subordinated Lien" means any mortgage, pledge, hypothecation, claim, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any assignment or deposit arrangement in the nature of a security device) in favor of the Senior Creditor with respect to the Senior Note, whether now existing or hereafter obtained.

     "Subordinated Loan Documents" means the Credit Agreement, the Equipment Loan Agreement, the Subordinated Notes, the Subordinated Security Agreement and the Subordinated Financing Statements.

     2.  Subordination.  The Subordinated Creditor hereby subordinates the
         -------------
Subordinated Indebtedness all of its right, title and interest in, to and under the Subordinated Indebtedness, the Subordinated Lien and the Subordinated Loan Documents, in right of payment, to the right, title and interest of the Senior Creditor in, to and under the Senior Indebtedness, the Senior Lien and the Senior Loan Documents, to the extent and in the manner provided herein.

     3.  Terms of Subordination.
         ----------------------

     3.1.1  Payments. In the event of any payment default in respect of Senior
            --------
Indebtedness of which the Senior Creditor shall have given the Subordinated Creditor and Tenant written notice, the Tenant will not make, and the Subordinated Creditor will not accept or receive from the Tenant, any payment of Subordinated Indebtedness, whether in cash, securities or other property or by way of set-off or otherwise, provided the Subordinated Creditor may accelerate
                             --------
Subordinated Indebtedness, foreclose on any security interest with respect to Subordinated Indebtedness and exercise any other rights it has under the Subordinated Loan Documents subject to complying with Section 3.2 hereof, and provided further, the Subordinated Creditor may exercise any rights it has to
----------------
convert Subordinated Indebtedness into Preferred Stock or Common Stock of the Tenant. Nothing herein shall prevent the Tenant from making payments on Subordinated Indebtedness, or the Subordinated Creditor from accepting and retaining such payments, if at the time of such payments there is no payment default of Senior Indebtedness.

     3.1.2.  Reorganization.  In the event of any distribution of the assets of
             --------------
the Tenant upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the Bankruptcy Code, involving such Tenant or the readjustment of the Tenant's liabilities or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Tenant (collectively called a "Reorganization") then all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of the Subordinated Indebtedness, and in any such proceeding any payment, dividend or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Senior Creditor for application to the payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been paid and satisfied in full in cash, provided the Subordinated Creditor may exercise any rights it has to convert Subordinated Indebtedness into Preferred Stock or Common Stock of the Tenant and the Subordinated Creditor hereby irrevocably authorizes the Senior Creditor at its election and in its sole discretion, in furtherance of the foregoing to collect any assets of the Tenant distributed, divided or applied by way of dividend or payment or any such securities issued, on account of Subordinated Indebtedness, and apply the same, or the proceeds of any realization upon the same, to the Senior Indebtedness.

     3.1.3.  Agreement to Hold in Trust.  If, notwithstanding the foregoing, any
             --------------------------
payment or distribution of the assets of the Tenant of any kind or character, other than distributions expressly permitted hereunder, shall be received, by set-off or otherwise, by the Subordinated Creditor in violation of the terms of this Agreement, the Subordinated Creditor shall promptly notify the Senior Creditor of any such payment or distribution and shall deliver such payment or distribution, in the form received, except for the addition of any required endorsement or assignment, to the Senior Creditor for application in accordance herewith. Until so delivered, any such payment or distribution shall be held by the Subordinated Creditor in trust for the Senior Creditor and shall not be commingled with other funds or property of the Subordinated Creditor.

     3.2  Liens.  Notwithstanding anything to the contrary contained in the
          -----
Subordinated Loan Documents and notwithstanding the fact that the Senior Indebtedness is currently unsecured, the Subordinated Creditor agrees that any and all proceeds realized from any foreclosure of the Subordinated Lien or the exercise of any other rights or remedies under the Subordinated Loan Documents, shall be paid over to the Senior Creditor until such time as the Senior Indebtedness has been paid and satisfied in full.

     3.3  Amendment of Subordinated Loan Documents; Subordination to Other
          ----------------------------------------------------------------
Obligations.  The Subordinated Creditor may, without the consent of the Senior
-----------
Creditor, (i) amend the Subordinated Loan Documents; (ii) waive any provision of the Subordinated Loan Documents; (iii) release any Subordinated Lien and (iv) subordinate Subordinated Indebtedness to any other obligations of the Tenant.

     3.4. Notice of Subordination.
          -----------------------

     3.4.1.  Legend.  The Tenant and the Subordinated Creditor hereby agree to
             ------
cause each Subordinated Note, to have affixed upon it in a conspicuous place the following legend:

       "This instrument is subject to a Subordination Agreement dated as of August 2, 1996, by and in favor of Cross Point Limited Partnership, which, among other things, subordinates the rights of Singtel (Netherlands Antilles) Pte N.V. to the rights of Cross Point Limited Partnership. Each holder hereof agrees that its rights are subject to the terms of the Subordination Agreement and, at the request of Cross Point Limited Partnership, to enter into a subordination agreement on the same terms and conditions."

     4.  Representations, Warranties, Covenants and Agreements.
         -----------------------------------------------------

     4.1. Subordinated Creditor.  The Subordinated Creditor represents and
          ---------------------
warrants to and covenants and agrees with the Senior Creditor as follows:

     4.1.1. The Subordinated Loan Documents are all of the documents and other instruments evidencing the Subordinated Indebtedness and the Subordinated Lien. A true, correct and complete copy of the Subordinated Loan Documents is attached as Exhibit A to this Agreement.

     4.1.2. No part of the Subordinated Indebtedness has been previously assigned, subordinated or subjected to any security interest in favor of a party other than the Senior Creditor.

     4.1.3. No payment default by the Tenant presently exists under the Subordinated Loan Documents, and the aggregate outstanding principal balance of the Subordinated Note is $28,573,208 as of this date.
                          ----------

     4.1.4. So long as the Senior Indebtedness shall be outstanding, the Subordinated Creditor shall not transfer, assign or pledge any of its interest in the Subordinated Loan Documents to any other person without first requiring such transferee to execute a subordination agreement with the parties hereto in the same form as this Agreement.

     4.2. Senior Creditor.  The Senior Creditor represents and warrants to and
          ---------------
covenants and                                                     agrees with
the Subordinated Creditor as follows:

     4.2. 1. The Senior Loan Documents are all of the documents and other instruments evidencing the Senior Indebtedness and Senior Lien. A true, correct and complete copy of the Senior Loan Documents is attached as Exhibit B to this Agreement.

     5.  Miscellaneous Provisions.
         ------------------------

     5.1. Continuing Agreement.  This Agreement shall be a continuing agreement
          --------------------
and shall be irrevocable and shall remain in full force and effect until the payment in full of the Senior Indebtedness in accordance with the terms thereof, and no action which the Senior Creditor or the Tenant may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the Tenant or the Subordinated Creditor hereunder, provided the Senior Creditor may
                                               --------
not increase the principal amount of Senior Indebtedness; and provided further
                                                              ----------------
that the Senior Creditor may not renew, extend or refund Senior Indebtedness without the prior written consent of the Subordinated Creditor. No right of the Senior Creditor or any present or future holder of any Senior Indebtedness to enforce the provisions of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Tenant or by any act or failure to act, in good faith, by the Senior Creditor, or by any noncompliance by the Tenant with the terms, provisions and covenants of this Agreement regardless of any knowledge thereof which the Senior Creditor may have or otherwise be charged with.

     5.2. Specific Performance.  The Senior Creditor is hereby authorized to
          --------------------
demand specific performance of this Agreement at any time when the Tenant or the Subordinated Creditor shall have failed to comply with any provision hereof applicable to it, and each hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

     5.3. Subrogation.  Subject to the payment in full of the Senior
          -----------
Indebtedness, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditor to receive payments or distributions of assets of the Tenant made on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Creditor of any cash, property or securities to which the Subordinated Creditor would be entitled except for these provisions shall, as between the Tenant and its creditors other than the Senior Creditors and the Subordinated Creditor, be deemed to be a payment by the Tenant to or on account of the Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the Senior Creditor, on the one hand, and the Subordinated Creditor, on the other hand.

     5.4. Effect of Provisions.  This Agreement is solely for the benefit of the
          --------------------
Senior Creditor and the Subordinated Creditor, and nothing herein contained shall affect or enlarge the rights, duties or obligations of the Tenant under the Subordinated Loan Documents or the Senior Loan Documents. The Tenant shall not be entitled to assert the provisions of this Agreement as a defense to the acceleration or demand of indebtedness evidenced by or incurred pursuant to the Subordinated Loan Documents or the Senior Loan Documents, or to the commencement of foreclosure proceedings or exercise of any other rights or remedies under the Subordinated Loan Documents or the Senior Loan Documents.

     5.5. Waivers.  With notice to the Subordinated Creditor and without in any
          -------
way impairing or affecting this Agreement, the Senior Creditor may from time to time in the Senior Creditor's absolute discretion, for value or without value, or grant any indulgence with respect to, any of the Senior Indebtedness, waive compliance with and any Default or Event of Default under, the Senior Loan Documents, modify in any manner or release in whole or in part any security therefor or any obligations of endorsers, sureties or guarantors thereof, or take any other action with respect to the Senior Creditor's rights as against the Tenant or any of its claims against any of the foregoing or in connection therewith, including any release, compromise or settlement with respect to any of the foregoing, provided the Senior Credit may not increase the principal
                  --------
amount of Senior Indebtedness; and provided further that the Senior Creditor may
                                   ----------------
not renew, extend or refund Senior Indebtedness without the prior written consent of the Subordinated Creditor.

     5.6. No Obligations on Subordinated Indebtedness.  The rights granted to
          -------------------------------------------
the Senior Creditor hereunder are solely for its protection and nothing herein contained shall impose on the Senior Creditor any duties with respect to the Subordinated Indebtedness or any property of the Tenant in the custody of the Senior Creditor, except such duties as are imposed by law and cannot be waived by agreement.

     5.7. Further Assurances.  The Subordinated Creditor will from time to time,
          ------------------
upon request of the Senior Creditor, make, execute and deliver any endorsements, assignments, proofs of claim, pleadings, verifications, affidavits, consents, agreements or other instruments or take any other action which the Senior Creditor may reasonably deem necessary or desirable in order to effectuate the purposes of this Agreement.

     5.8. Successors.  The provisions of this Agreement shall inure to the
          ----------
benefit of the Senior Creditor and its respective successors and assigns and shall be binding upon the Tenant, the Subordinated Creditor and their respective successors and assigns.

     5.9. Notices.  All notices and other communications required or permitted
          -------
to be given hereunder shall be in writing and when mailed, postage prepaid, by registered or certified mail (return receipt requested), shall be effective 7 days after such mailing, or when delivered to Federal Express or other overnight courier, delivery charges prepaid, shall be effective 4 days after such delivery, or when transmitted by facsimile machine to a facsimile machine owned or used by the addressee and the telephonic link has been verified by such machine or machine operator, shall be effective 1 day after such transmission addressed in the case of the Tenant, the Senior Creditor and the Subordinated Creditor, in each case to the appropriate party at the address set forth in the preamble hereof or to such other address as such party may from time to time specify by like notice. The Senior Creditor and the Subordinated Creditor acknowledge that on and after the Commencement Date (as defined in that certain Lease, as defined in the Senior Note), the address of the Tenant shall be 900 Chelmsford, Lowell, MA 01851.

     5.10.  Amendments.  This Agreement may not be waived, changed or discharged
            ----------
orally, but only by an agreement in writing and signed by the Senior Creditor and the Subordinated Creditor, and any oral waiver, change or discharge of any provision of this Agreement shall be without authority and of no force and effect.

     5.11.  Governing Law.  This Agreement shall be interpreted in accordance
            -------------
with and governed by the laws of The Commonwealth of Massachusetts without regard to choice of law principles.

     5.12.  Litigation.  Any action or suit in connection with this Agreement
            ----------
may be brought in a court of record in Boston, Massachusetts, the parties hereby irrevocably submitting and consenting to the non-exclusive jurisdiction of each thereof, and each party irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and claim that the same has been brought in an inconvenient forum. Service of process may be made on the other party by mailing a copy of the summons to such party, by registered mail, at its address to be used for the giving of notices under this Agreement. IN THE EVENT OF ANY LITIGATION IN CONNECTION WITH THIS AGREEMENT, EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

     5.13.  Entire Agreement; Severability.  This Agreement, any Schedules or
            ------------------------------
Exhibits hereto and any riders or other attachments constitute the entire agreement between the parties with respect to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify the terms of the foregoing documents. If at any time one or more provisions of this Agreement, any amendment or supplement thereto or any related writing is or becomes invalid, illegal or unenforceable in whole or in part in any jurisdiction, the validity, legality and enforceability of such provision in any other jurisdiction or of the remaining provisions shall not in any way be affected or impaired thereby.

     5.14.  Counterparts.  This Agreement may be executed in as many
            ------------
counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     5.15.  Headings.  The headings to Sections appearing in this Agreement have
            --------
been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit or extend the scope or intent of the Sections to which they appertain.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as an instrument under seal, by their respective proper and duly authorized officers as of the date and year first above written.

Witness:                                        CROSS POINT LIMITED PARTNERSHIP
         -----------------------------

                                By:  One Industrial Avenue Corp.,
                                     its Operating General Partner

                                By:
                                   -------------------------------

                                Its:
                                   -------------------------------

Witness:                        SINGTEL (NETHERLAND ANTILLES) PTE N.V.
        ----------------------

                                By:
                                   -------------------------------

                                Its:
                                   -------------------------------

Witness:                        FAX INTERNATIONAL, INC.
        ----------------------

                                By:
                                   -------------------------------

                                Its:
                                   -------------------------------

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, dated as of August 2, 1996, by and between Cross Point Limited Partnership, a Massachusetts limited partnership ("Cross Point") and FAX International, Inc., a Delaware corporation ("FAX"),

                                  WITNESSETH:

     WHEREAS, the parties are entering into a Lease dated as of August 2, 1996, (the "Lease") providing for the lease by Cross Point. as lessor, to FAX, as lessee, of a portion of the premises owned by Cross Point located at 900 Chelmsford Street, Lowell, Massachusetts;

     WHEREAS, in connection with the Lease, FAX has executed and delivered a Promissory Note (the "Note") also dated as of August 2, 1996, in the original principal amount of $1,500,000;

     WHEREAS, in consideration of Cross Point's entering into the Lease, and to induce Cross Point to do so, FAX has agreed to provide Cross Point with certain rights to purchase shares of Common Stock, $.01 par value per share, of FAX ("Common Stock"); and

     WHEREAS, the parties wish to set forth the terms and conditions under which Cross Point may purchase certain shares of such Common Stock;
     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1.  Purchase of Initial Shares.  Simultaneously herewith, FAX is issuing to
         --------------------------
Cross Point, pursuant to FAX's 1994 Investor Incentive Stock Option Plan, an Option, in the form of a Warrant (the "Initial Option"), exercisable only on the date thereof, to purchase 30,000 shares of Common Stock (the "Initial Shares") at an exercise price of $.01 per share, and Cross Point is exercising such Option to acquire the Initial Shares as of such date.

     2.  Option to Purchase Extension Shares.  In the event that FAX elects to
         -----------------------------------
extend the maturity date of the Note as provided therein, FAX shall, as additional consideration to Cross Point for such extension, issue and sell to Cross Point and Cross Point shall purchase and pay for an additional 10,000 shares of Common Stock at a purchase price of $.01 per share (the "Extension Shares"). The Extension Shares shall be issued pursuant to an option (the "Extension Option"') granted to Cross Point under FAX's 1994 Investor Incentive Stock Option Plan. The Extension Option shall be granted and issued only upon FAX's election to extend the due date of the Note as provided therein and shall be exercisable only upon the date on which it is granted to Cross Point.

     3.  Cross Point Investment Representations.  Cross Point represents and
         --------------------------------------
warrants that (i) it is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) it has sufficient knowledge and experience in investing in companies similar to FAX in terms of FAX's stage of development to be able to evaluate the risks and merits of its investment in FAX and is able financially to bear the risks thereof, (iii) it has had an opportunity to discuss with management FAX's business, management and financial affairs, (iv) the Initial Option, the Initial Shares, the Extension Option and the Extension Shares are being acquired for investment purposes only and not with a view to or for sale or other distribution, and (v) it understands that the Initial Option, the Initial Shares, the Extension Option and the Extension Shares may not be sold or otherwise transferred or disposed of by Cross Point except in connection with a registration of such securities under applicable Federal and State securities laws or an opinion from FAX's counsel or an opinion from other counsel satisfactory to FAX both as to opinion and counsel that such registration is not required, and that all such securities shall bear legends to such effect.

     4.  Option to Subscribe in IPO.  FAX hereby grants to Cross Point the right
         --------------------------
and option to subscribe for the purchase of up to 250,000 shares of Common Stock, subject to adjustment as provided herein, offered by FAX or its stockholders in any initial public offering of shares of FAX Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (an "IPO") completed by FAX at any time hereafter (the "IPO Option") at a price per share equal to the price per share at which shares of Common Stock are offered for sale to the public in the IPO. FAX shall be under no obligation to Cross Point to commence or, if commenced, pursue to completion, any IPO or other public offering of its securities (including, without limitation, Common Stock) or otherwise to register or qualify for re-sale any of its securities (including, without limitation, Common Stock) with any Federal or State securities authorities. FAX's agreement in this Section 4, and Cross Point's right to purchase shares of Common Stock in the IPO, shall be subject to the reasonable approval of the underwriter(s) of any such public offering. Cross Point agrees that if such underwriter(s) approve(s) Cross Point's purchase of such shares of Common Stock in the IPO, Cross Point shall effect such purchase on the terms and conditions reasonably required by such underwriter(s) and at the time(s) required by such underwriter(s), and shall execute and deliver all agreements, instruments, certificates and other papers reasonably required by such underwriter(s) in connection with such purchase. The IPO Option may be exercised by Cross Point by delivery to FAX of a written notice indicating Cross Point's election to exercise the IPO Option and specifying the number of shares Cross Point elects to purchase in the IPO. FAX agrees to keep Cross Point informed from time to time as to the status and anticipated timing of any IPO and any terms and conditions the underwriter(s) propose to impose on the exercise of the IPO Option so that Cross Point shall have reasonable notice of such IPO and a reasonable period of time to decide whether it wishes to exercise the IPO Option.

     5.  Recapitalizations, Reorganizations and the Like.  In the event that the
         -----------------------------------------------
outstanding shares of Common Stock of FAX are changed into or exchanged for a different number or kind of shares or other securities of FAX or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or stock dividends, appropriate adjustment shall be made in the number and kind of shares which may be purchased pursuant to the Extension Option and the IPO Option to the end that the proportionate interest of Cross Point shall be maintained as before the occurrence of such event. In such event, an appropriate adjustment shall also be made in the purchase price per share of the Extension Option, but such adjustment in the number and/or kind of shares which may be purchased pursuant to the IPO Option shall be made without change in the price applicable to such Option, i.e., the price at which shares of Common Stock or other FAX securities are offered to the public in the IPO.

     6.  Miscellaneous.
         -------------
     (a) Notices.  Any notices required or permitted to be given hereunder shall
         -------
be sufficient if in writing, and if delivered by hand, by courier, by facsimile, or sent by certified mail, return receipt requested, prepaid, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other and shall be deemed given as of the date of the delivery if delivered by hand, by facsimile or by courier or, if mailed, three (3) days after the date of mailing.

     If to Cross Point:    Cross Point Limited Partnership
                           900 Chelmsford Street
                           Lowell, Massachusetts 01851
                           Attention: Luis A. Alvarado and Christopher J. Kelly
                           Telephone: (508) 453-6666
                           Telecopler:(508) 454-6394

                           - With a copy to -

                           Peabody & Brown
                           101 Federal Street
                           Boston, MA 02110-1832
                           Attention: Craig D. Mills and Matthew R. Lynch
                           Telephone: (617) 345-1000
                           Telecopier: (617) 345-1300

     If to FAX:            FAX International, Inc. a
                           67 South Bedford Street, Suite 100E
                           Burlington, Massachusetts 01803-5152
                           Attention: Ellis Telford, Esq.
                           Telephone: (617) 564-6500
                           Telecopier: (617) 564-6599

     (b) Waiver.  The waiver by either party of a breach of any provision of
         ------
this Agreement is not effective unless made in a writing specifically referring to this Agreement signed by the party to be held bound and shall not operate as or be construed as a waiver of any prior or subsequent breach thereof unless specifically provided in such writing.

     (c) Binding Effect: Amendment.  This Agreement shall be binding upon and
         -------------------------
inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. No amendment or alteration of the terms of this Agreement shall be valid or binding unless made in a writing signed by the parties to this Agreement specifically referring to this Agreement.

     (d) Governing Law.  This Agreement and the rights and obligations of the
         -------------
parties hereunder shall be governed by and construed according to the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to choice or conflict of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

     (e) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one of such counterparts.

     (f) Integration.  This Agreement constitutes the entire agreement between
         -----------
the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written understanding, agreements, negotiations, or discussions, whether written or oral, concerning the subject matter hereof. No course of dealing, course of performance or parol evidence, of any nature, shall be used to supplement or modify the terms of this Agreement.

     (g) Severability.  If any term or provision of this Agreement shall to any
         ------------
extent be illegal, invalid or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permissible by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the day and year first above written.


                                    CROSS POINT LIMITED PARTNERSHIP

                                    By:  ONE INDUSTRIAL AVENUE CORP.,
                                         its Operating General Partner

                                     By:
                                        -------------------------------
                                         Name:
                                         Title:


                                    FAX INTERNATIONAL, INC.


                                      By:
                                        -------------------------------
                                         Name:
                                         Title:

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND PURSUANT TO AN EFFECTIVE REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND/OR QUALIFICATION, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.


         Void after 5:00 p.m. Eastern Standard Time on August 1, 2001.



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            FAX INTERNATIONAL, INC.

     FOR VALUE RECEIVED, FAX INTERNATIONAL, INC. (the "Company"), a Delaware
                                                       -------
corporation, hereby grants to Cross Point Limited Partnership, or its permitted assigns, the right to purchase from the Company, at any time or from time to time commencing August 2, 1996, and prior to 5:00 P.M., Eastern Standard Time, on August 1, 2001, up to a total of thirty thousand (30,000) fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company for an aggregate purchase price of Three Hundred Dollars ($300) (computed on the basis of $0.01 per share).

     Hereinafter,

       (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock",
                                      ------ -----

       (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares",
             ------- ------

       (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price",
                                   --------- ------- -----

       (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price",
                         --- ----- ------- -----

       (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and
                                                           -------

       (vi) the holder of this Warrant is referred to as the "Holder".
                                                              ------

     The Per-Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.  Exercise of Warrant.  This Warrant may be exercised, in whole at any
         -------------------
time or in part from time to time, commencing August 2, 1996, and prior to 5:00 P.M., Eastern Standard Time then current, on August 1, 2001, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company, or by wire transfer. If this Warrant is exercised in part, the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will issue a certificate or certificates in the name of the Holder for the number of shares of the Common Stock to which the Holder shall be entitled.

     No Warrant granted herein shall be exercisable after 5:00 p.m. Eastern Standard Time on the tenth anniversary of the date of issuance.

     2.  Reservation of Warrant Shares.  The Company agrees that, prior to the
         -----------------------------
expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

     3.  Anti-Dilution Provisions.
         ------------------------

       (a) Dividends and Other Non-Stock Distributions.  If, at any time or from
           -------------------------------------------
time to time after the date of this Warrant, the Company shall distribute to the holders of the Common Stock (i) securities, other than shares of the Common Stock, or (ii) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

       (b) Stock Dividends; Stock Splits; Etc.  If the Company shall hereafter
           ----------------------------------
(1) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Warrant for exercise immediately thereafter the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock, based upon the fair market value of such Common Stock and other capital stock.

       (c) Consolidations; Mergers; Sales.  In case of any consolidation or
           ------------------------------
merger to which the company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity or entities of the property of the company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to exercise this Warrant to acquire the kind and amount of securities, cash or other property which it would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, or of any liquidation or dissolution of the Company, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

       (d) Officer's Certificate.  Whenever the Per Share Warrant Price is
           ---------------------
adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this warrant in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

       (e) Notice.  If the Board of Directors of the Company shall declare any
           ------
dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

     4.  Fully Paid Stock; Taxes.  The Company agrees that the shares of the
         -----------------------
Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable, in respect of the issue of any Warrant Share or certificate therefor.

     5.  Transfer.
         --------

       (a) Securities Laws.  Neither this Warrant nor the Warrant Shares
           ---------------
issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon issuance by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said commission, or (ii) upon receipt by the Company of an opinion of counsel to the Holder, reasonably acceptable to the Company both as to such counsel and as to such opinion, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, or the rules and regulations promulgated under such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act that is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

       (b) Lock-Up Agreements with Underwriters.  In the event of a public
           ------------------------------------
offering of the Company's securities, the Holder agrees to enter into an agreement with the underwriter or underwriter's representative for such offering restricting the sale, transfer or other disposition of this Warrant or the Warrant Shares to the extent that such agreement is required to be executed by the underwriter or the underwriter's representative.

       (c) Conditions to Transfer.  Prior to any such proposed transfer, and as
           ----------------------
a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (ii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iii) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

       (d) Indemnity.  The Holder acknowledges that the Holder understands the
           ---------
meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of the Warrant or the Warrant Shares in violation of the Securities Act or the rules and regulations promulgated under such act, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel upon which its opinion as to a proposed transfer shall have been based.

       (e) Transfer.  Except as restricted hereby, this Warrant and the Warrant
           --------
Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

       (f) Legend and Stop Transfer Orders.  Unless the Warrant Shares have been
           -------------------------------
registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the shares of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

     "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

     6.  No Registration Rights.  The Company shall have no obligation to
         ----------------------
register any Warrant or Warrant Shares, nor will the Holder have any right to require that any Warrant Shares be registered, in order to permit any sale or other disposition thereof in accordance with the registration requirements of the Securities Act or any state securities laws or regulations.

     7.  Loss, Etc. of Warrant.  Upon receipt of evidence satisfactory to the
         ---------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8.  Warrant Holder Not A Shareholder.  Except as otherwise specifically
         --------------------------------
provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

     9.  Communications.  No notice or other communication under this Warrant
         --------------
shall be effective unless the same is in writing and is delivered personally, mailed by first-class mail, postage prepaid, or mailed by nationally recognized overnight courier (e.g., Federal Express), addressed to:
                   ----

          (a) the Company at 67 South Bedford Street, Suite 100E, Burlington, Massachusetts 01803, or such other address as the Company has designated in writing to the Holder, or

          (b) the Holder at 900 Chelmsford Street, Lowell, Massachusetts 01851, or such other address as the Holder has designated in writing to the Company.

     Any such notice shall be effective upon receipt.

     10.  Headings.  The headings of this Warrant have been inserted as a matter
          --------
of convenience and shall not affect the construction hereof.

     11.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with the internal substantive laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, FAX INTERNATIONAL, INC., has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed as of the date first set forth above.

ATTEST:                  FAX INTERNATIONAL, INC.

------------------------   By:
                              ----------------------------------
                            Douglas J. Ranalli, President

[Corporate Seal]

                                  SUBSCRIPTION
                                  ------------


     The undersigned, Crossing Point Limited Partnership pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of 30,000 shares of the Common Stock of FAX INTERNATIONAL, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

                             By:  Cross Point Limited Partnership
                                  One Industrial ______ Corp.

Dated: August 2, 1996        Signature:_____________________________


                             Address:  900 Clelmsford Street
                                       Lowell MA  01851


                               ______________________________________

                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto _____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________________ attorney to transfer said Warrant on the books of FAX INTERNATIONAL, INC.

Dated: ___________________    Signature:__________________________

                              Address:____________________________



                               PARTIAL ASSIGNMENT
                               ------------------

     FOR VALUE RECEIVED ______________________ hereby assigns and transfers unto ______________ the right to purchase _______ shares of the Common Stock of FAX INTERNATIONAL, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________ attorney to transfer that part of said Warrant on the books of FAX INTERNATIONAL, INC.


Dated: ___________________    Signature:________________________________

                              Address:__________________________________

                                      __________________________________

                                PEABODY & BROWN
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832

                                 (617) 345-1000



VIA CAB


                                 August 2, 1996


Ellis Telford, Esq.
FAX International, Inc.
67 South Bedford Street
Suite 100E
Burlington, MA 01803-5152

     RE: Proposed Lease of Space at 900 Chelmsford Street, Lowell, Massachusetts by FAX International, Inc.
          ----------------------------------------------------------------


Dear Ellis:

     Enclosed herewith are four execution counterparts of the above-referenced proposed Lease, together with one execution counterpart of the Term Note referred to in Attachment A of the proposed Lease. Please arrange to have the proposed Lease (all four counterparts) and the Term Note executed by an authorized officer of FAX International, Inc. and deliver the same to Luis Alvarado of Cross Point Limited Partnership for execution on behalf of Cross Point Limited Partnership. The execution by Cross Point Limited Partnership of the proposed Lease and the Term Note is subject to the understanding between Cross Point Limited Partnership and FAX International, Inc. that the proposed Lease and the Term Note shall not be effective and binding upon the parties unless and until Cross Point Limited Partnership receives the following documents executed by all other parties in form satisfactory to Cross Point Limited Partnership in its sole discretion:

     1. The Agreement between Cross Point Limited Partnership and FAX International, Inc. regarding the shares of Common Stock of FAX International, Inc. to be acquired by Cross Point Limited Partnership.

     2. Subordination Agreement by and among Cross Point Limited Partnership, Singapore Telecommunications Limited and FAX International, Inc.

     3.   Guaranty of Lease from Ascom Nexion Inc.

     4. Lease Termination Agreement by and between Ascom Nexion Inc. and Cross Point Limited Partnership.

     Please get back to us with any questions and/or comments you (or Singapore Telecommunications Limited) may have with regard to the draft of the Subordination Agreement that was delivered to you under cover letter dated July 30, 1996.

     Please call me if you have any questions with regard to this matter.

                         Sincerely,


                         Matthew R. Lynch
MRL/mbd
Enclosures

cc:  Luis Alvarado (w/Encls. via overnight mail)
     Craig D. Mills, P.C. (w/Encls.)
     William C. Lance, P.C. (w/out Encls.)

Accepted and agreed to:
----------------------

Cross Point Limited Partnership     Fax International, Inc.

By:  One Industrial Avenue Corp.

By:  ___________________________    By:______________________________
           Luis Alvardo                   Ellis Telford
                                          Corporate Counsel